Exhibit 4.37
EXECUTION VERSION

TERRA CAPITAL, INC.,
as Company,
THE GUARANTORS party hereto
and
U.S. BANK NATIONAL ASSOCIATION,
as Trustee
7.75% Senior Notes due 2019

INDENTURE
Dated as of October 26, 2009

i

Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.9; 7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A.
	(b)	7.8; 7.10
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
312	(a)	2.5
	(b)	2.5; 11.3
	(c)	11.3
313	(a)	7.6
	(b)	7.6
	(c)	13.2
	(d)	7.6
314	(a)	4.6; 4.7; 11.2
	(b)	N.A.
	(c)(1)	11.4
	(c)(2)	11.4
	(c)(3)	N.A.
	(d)	12.6
	(e)	11.5
	(f)	N.A.
315	(a)	7.1
	(b)	7.5; 11.2
	(c)	7.1
	(d)	7.1
	(e)	6.11
316	(a)(last sentence)	11.6
	(a)(1)(A)	6.5
	(a)(1)(B)	6.4
	(a)(2)	N.A.
	(b)	6.7
317	(a)(1)	6.9
	(a)(2)	6.9
	(b)	2.4
318	(a)	11.1
N.A. means Not Applicable.
Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

iv

     INDENTURE dated as of October 26,2009, among TERRA CAPITAL, INC., a Delaware corporation (“Terra Capital,” “Issuer” or the “Company”), TERRA INDUSTRIES INC., a Maryland corporation, as parent guarantor (“Parent”), certain of Parent’s subsidiaries party hereto (each a “Guarantor” and, collectively with Parent, the “Guarantors”) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”).
     Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of Terra Capital’s 7.75% Senior Notes due 2019:
ARTICLE 1.
DEFINITIONS AND INCORPORATION BY REFERENCE
     SECTION 1.1 Definitions.
     “Acquired Indebtedness” means (1) with respect to any Person that becomes a Restricted Subsidiary after the Issue Date, Indebtedness of such Person and its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary and (2) with respect to Parent or any Restricted Subsidiary, any Indebtedness of a Person (other than Parent or a Restricted Subsidiary) existing at the time such Person is merged with or into Parent or a Restricted Subsidiary, or Indebtedness expressly assumed or incurred by Parent or any Restricted Subsidiary in connection with the acquisition of an the stock or any asset or assets from another Person.
     “Additional Notes” means any additional Notes having identical terms and conditions to the Notes issued pursuant to Article 2 and in compliance with Section 4.9.
     “affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
     “amend” means amend, modify, supplement, restate or amend and restate, including successively; and “amending” and “amended” have correlative meanings.
     “Applicable Premium” means, with respect to any Note on any Redemption Date, the greater of (1) 1.0% of the principal amount of such Note; and (2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Note at November 1, 2014 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Note through November 1, 2014 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the then outstanding principal amount of such Note.
     “asset” means any asset or property, whether real, personal or mixed, tangible or intangible.
      “Asset Sale” means any Transfer by Parent or any Restricted Subsidiary of:
•	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares and, to the extent required by local ownership laws in foreign countries, shares owned by foreign shareholders);

•	all or substantially all the assets of any division, business segment or comparable line of business of Parent or any Restricted Subsidiary; or

•	any other assets of Parent or any Restricted Subsidiary outside of the ordinary course of business of Parent or such Restricted Subsidiary.

Notwithstanding the foregoing, the term “Asset Sale” shall not include:
     (1) for purposes of Section 4.13, a Transfer (a) that constitutes a Permitted Investment or a Restricted Payment permitted by Section 4.10 or (b) consummated in compliance with Section 5.1;
     (2) sales of accounts receivable of the type specified in the definition of “Qualified Securitization Transaction” to a Securitization Entity for the Fair Market Value thereof;
     (3) sales or grants of non-exclusive licenses to use the patents, trade secrets, know-how and other intellectual property of Parent or any Restricted Subsidiary to the extent that such licenses are granted in the ordinary course of business, and do not prohibit Parent or any Restricted Subsidiary from using the technologies licensed and do not require Parent or any Restricted Subsidiary to pay any fees for any such use;
     (4) a Transfer pursuant to any foreclosure of assets or other remedy provided by applicable law by a creditor of Parent or any Restricted Subsidiary with a Lien on such assets, if such Lien is permitted under this Indenture;
     (5) a Transfer involving only Temporary Cash Investments or inventory in the ordinary course of business;
     (6) any Transfer of damaged, worn-out or obsolete equipment in the ordinary course of business;
     (7) the lease or sublease of any real or personal property in the ordinary course of business;
     (8) the sale at cost of equipment pursuant to a program in which participants agree to purchase or construct and maintain specific spare parts necessary to operate production facilities in the Permitted Business; or
     (9) a Transfer of assets having a Fair Market Value and a sale price of less than $5.0 million.
     “Attributable Debt” in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the implied interest rate in such transaction) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended).
     “Bank Collateral Agent” means the Person designated as such under the Credit Facilities or a Person otherwise performing the duties typical of a collateral agent under a credit facility like the Credit Facilities.
     “Basket” has the meaning set forth in Section 4.10.
     “Board of Directors” means the Board of Directors of Parent or any committee thereof duly authorized to act on behalf of such Board under this Indenture.
     “Business Day” means each day which is not a Legal Holiday.
     “Capital Lease Obligations” means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP. The amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP, and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

     “Casualty Event” shall mean, with respect to any property of any Person, any loss of title with respect to such property or any loss of or damage to or destruction of, or any condemnation or other taking (including by any Governmental Authority) of, such property for which such Person or any of its Subsidiaries receives insurance proceeds or proceeds of a condemnation award or other compensation. “Casualty Event” shall include but not be limited to any taking of all or any part of any property of any Person or any part thereof, in or by condemnation or other eminent domain proceedings pursuant to any law, or by reason of the temporary requisition of the use or occupancy of all or any part of any property of any person or any part thereof by any Governmental Authority, civil or military.
     “Change of Control” means the occurrence of any of the following events:
     (i) Issuer ceases to be a Wholly Owned Subsidiary of Parent;
     (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause such person or group shall be deemed to have “beneficial ownership” of all securities that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock representing 35% or more of the voting power of the total outstanding Voting Stock of Parent;
     (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors (together with any new directors whose election to the Board of Directors or whose nomination for election by the shareholders of Parent was approved by a vote of 66 2/3% of the directors of Parent then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
     (iv) Parent consolidates with or merges with or into another Person or another Person merges with or into Parent, or all or substantially all the assets of Parent and the Restricted Subsidiaries, taken as a whole, are Transferred to another Person, and, in the case of any such merger or consolidation, the securities of Parent that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of Parent are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person that represent, immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person; or
     (v) Parent or Issuer liquidates or dissolves or the stockholders of Parent adopt a plan of liquidation or dissolution.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Commission” or “SEC” means the Securities and Exchange Commission.
     “Consolidated Coverage Ratio” as of any date of determination means the ratio of (i) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available to (ii) Consolidated Fixed Charges for such four fiscal quarters; provided that:
     (1) (A) if Parent or any Restricted Subsidiary has incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an incurrence of Indebtedness, or both, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been incurred on the first day of such period, and (B) if Parent or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving effect on a pro forma basis to such repayment, repurchase, defeasance or discharge as if such Indebtedness has been repaid, repurchased, defeased or otherwise discharged on the first day of such period (except that, in the case of Indebtedness used to finance working capital needs incurred or repaid under a revolving credit or similar arrangement (other than any such Indebtedness that has been permanently repaid and has not been replaced, which will be calculated in accordance with such clause (B)), the amount thereof shall be deemed to be the average daily balance of such Indebtedness during such four-fiscal-quarter period)
     (2) if since the beginning of such period Parent or any Restricted Subsidiary shall have Transferred any assets in an Asset Sale, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such Transfer for such period, or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period, and Consolidated Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Fixed Charges directly attributable to any Indebtedness of Parent or any Restricted Subsidiary repaid, repurchased, defeased, assumed by a third person (to the extent Parent and its Restricted Subsidiaries are no longer liable for such Indebtedness) or otherwise discharged with respect to Parent and its continuing Restricted Subsidiaries in connection with such Transfer for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Fixed Charges for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent Parent and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);
     (3) if since the beginning of such period Parent or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, which acquisition constitutes all or substantially all of an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction requiring a calculation to be made hereunder, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and
     (4) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into Parent or any Restricted Subsidiary since the beginning of such period) shall have made any Transfer of assets in an Asset Sale, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (2) or clause (3) above if made by Parent or a Restricted Subsidiary during such period, EBITDA and Consolidated Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Transfer, Investment or acquisition occurred on the first day of such period.
     For purposes of this definition, whenever pro forma effect is to be given to a transaction, the amount of income, earnings or expense relating thereto and the amount of Consolidated Fixed Charges associated with any Indebtedness incurred in connection therewith, the pro forma calculations shall be (i) based on the reasonable good faith judgment of a responsible financial or accounting officer of Parent and (ii) set forth in a certificate delivered to the Trustee from such officer (it may include, for the avoidance of doubt, cost savings and operating expense reductions resulting from such transaction (which are being given pro forma effect) that are reasonably expected to be realized in the twelve month period immediately subsequent to such transaction).
     If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).
     “Consolidated Fixed Charges” means, with respect to any period, the sum (without duplication) of:
     (i) the interest expense of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied, including, without limitation, (a) amortization of debt issuance costs and debt discount, (b) the net payments, if any, under Interest Rate Agreements (including amortization of discounts), (c) the interest portion of any deferred payment obligation, (d) accrued interest and (e) commissions, discounts and other fees and charges incurred in respect of letters of credit or bankers’ acceptance financings;
     (ii) the interest component of the Capital Lease Obligations paid or accrued during such period;

     (iii) all interest capitalized during such period;
     (iv) interest accrued during such period on Indebtedness of the type described in clause (6) or (7) of the definition of “Indebtedness”; and
     (v) the product of
(x)	the amount of all dividends on any series of Preferred Stock of Parent and the Restricted Subsidiaries (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times;

(y)	a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal;
excluding, however, any amount of such interest of any Restricted Subsidiary if the net income (or loss) of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (iii) of the proviso in the definition thereof (but only in the same proportion as the net income (or loss) of such Restricted Subsidiary is so excluded from the calculation of Consolidated Net Income).
     “Consolidated Leverage Ratio” as of any date of determination, means, the ratio of (1) the aggregate amount of all outstanding Indebtedness of Parent and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP consistently applied, as of the end of the most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the aggregate amount of EBITDA of Parent and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.
     “Consolidated Net Income” means, for any period, the net income (or loss) of Parent and the Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP consistently applied; provided that there shall not be included in such Consolidated Net Income:
     (i) any extraordinary, non-recurring or unusual gains or losses or expenses;
     (ii) any net income or loss of any Person if such Person is not a Restricted Subsidiary, except Consolidated Net Income shall be increased by the amount of cash actually distributed by such Person during such period to Parent or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (iii) below);
     (iii) the net income of any Restricted Subsidiary to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is not at the time permitted, directly or indirectly, without prior approval (that has not been obtained), pursuant to the terms of its charter or any agreement, instrument and governmental regulation applicable to such Restricted Subsidiary or its stockholders;
     (iv) any gain or loss realized upon the sale or other disposition of (x) any assets (including pursuant to Sale and Leaseback Transactions) that are not sold or otherwise disposed of in the ordinary course of business or (y) any Capital Stock of any Person; and
     (v) the cumulative effect of a change in accounting principles;
provided further that Consolidated Net Income shall be reduced by the product of (x) the amount of all dividends on Designated Preferred Stock (other than dividends paid in Qualified Stock and other than dividends paid to Parent or to a Restricted Subsidiary) paid, accrued or scheduled to be paid or accrued during such period times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated Federal, state and local tax rate of Parent, expressed as a decimal.
     “Corporate Trust Office” means the office of the Trustee located at 60 Livingston Avenue, EP-MN-WS3C, St. Paul, Minnesota 55107-2292; provided that corporate trust office or Trustee’s Office located in New York shall mean the office of the Trustee located at 100 Wall Street, Suite 1600, New York, New York 10005.
     “Coverage Ratio Exception” has the meaning set forth in the proviso in Section 4.9(a).
     “Credit Facilities” means one or more unsubordinated credit agreements, including the Amended and Restated Revolving Credit Agreement dated December 21, 2004 among Issuer, Terra UK, Terra Mississippi Holdings Corp., the guarantors party thereto, the lenders party thereto and Citicorp USA, Inc., as administrative agent and (ii) the Credit Agreement dated December 21, 2004 among TNLP, TNCLP, the lenders party thereto and Citicorp USA, Inc., as administrative agent, and in each case including any notes, guarantees, collateral and security documents (including mortgages, pledge agreements and other security arrangements), instruments and agreements executed in connection therewith, and in each case as amended or Refinanced from time to time, including any agreement or agreements extending the maturity of, any agreement or indenture or Refinancing (including increasing the amount of borrowings or other Indebtedness outstanding or available to be borrowed thereunder), all or any portion of the Indebtedness under such agreement, and any successor or replacement credit facilities or indentures with the same or any other agents, creditor, lender or group of creditors or lenders.
     “Credit Facility Obligations” means (i) all Indebtedness outstanding under any Credit Facility, (ii) all other Obligations of Issuer or any Guarantor under or with respect to any Credit Facility, including, without limitation, Obligations in respect of cash management services or Hedging Obligations that are included as Obligations under and as defined in any Credit Facility, and (iii) all other Obligations of the Issuer or any Guarantor in respect of cash management services or Hedging Obligations that (pursuant to this clause (iii)) are designated by the Issuer to be Credit Facility Obligations for the purposes of this Indenture.
     “Currency Agreement” means, with respect to any Person, any foreign exchange contract, currency swap agreement or other similar agreement to which such Person is a party or a beneficiary.
     “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
     “Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto. Such Note shall not bear the Global Note Legend.
     “Depository” means The Depository Trust Company, its nominees and their respective successors.
     “Designated Non-cash Consideration” means the fair market value of non-cash consideration received by Parent or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate, setting forth the basis of such valuation, executed by the principal financial officer of Parent, less the amount of Temporary Cash Investments received in connection with a subsequent sale, redemption, repurchase of, or collection or payment on, such Designated Non-cash Consideration.
     “Designated Preferred Stock” means preferred stock of Parent that is designated as Designated Preferred Stock pursuant to an officers’ certificate executed by the principal executive officer and the principal financial officer of Parent on the issuance date thereof, the Net Cash Proceeds of which do not increase the Basket and are not used for purposes of Section 4.10(b)(4).
     “Discharge” means, with respect to the Credit Facility Obligations, the payment in full in cash of the principal of, premium, if any, and interest on all Credit Facility Obligations and, with respect to Hedging Obligations or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Credit Facilities, in each case after or concurrently with termination of all commitments thereunder, and payment in full in cash of any other Credit Facility Obligations that are due and payable at or prior to the time such principal, premium and interest are paid.
     “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event:
     (i) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise; or
     (ii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 91 days after the Stated Maturity of the Notes and for consideration that is not Qualified Stock;
provided that any class of Capital Stock of such Person that, by its terms, authorizes such Person to satisfy in full its obligations with respect to the payment of dividends or upon maturity, redemption (pursuant to a sinking fund or otherwise) or repurchase thereof or otherwise by the delivery of Qualified Stock, and that is not convertible, puttable or exchangeable for Disqualified Stock or Indebtedness, will not be deemed to be Disqualified Stock so long as such Person satisfies its obligations with respect thereto solely by the delivery of Qualified Stock; provided further that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require Parent or any Restricted Subsidiary to redeem or purchase such Capital Stock upon the occurrence of a change in control occurring prior to the final maturity date of the Notes shall not constitute Disqualified Stock if the change in control provisions applicable to such Capital Stock are no more favorable to such holders than Section 4.8 and such Capital Stock specifically provides that Parent or such Restricted Subsidiary will not redeem or purchase any such Capital Stock pursuant to such provisions prior to Issuer’s purchase of the Notes as required pursuant to Section 4.8.
     “Domestic Subsidiary” means a Restricted Subsidiary of Parent that is not a Foreign Subsidiary.
     “EBITDA” for any period means the sum of Consolidated Net Income for such period plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:
     (i) Consolidated Fixed Charges;
     (ii) income tax expense determined on a consolidated basis in accordance with GAAP;
     (iii) depreciation expense determined on a consolidated basis in accordance with GAAP;
     (iv) amortization expense determined on a consolidated basis in accordance with GAAP; and
     (v) all other non-cash items reducing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of, or reserve for, cash disbursements to be made in any subsequent period and (y) the amount attributable to non-controlling interests) for such period;
provided that EBITDA shall be reduced by all non-cash items increasing such Consolidated Net Income (excluding (x) any non-cash item to the extent that it represents an accrual of cash receipts to be received in a subsequent period and (y) the amount attributable to non-controlling interests).
     Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization of, a Subsidiary of Parent shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended or otherwise distributed to Parent by such Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments and governmental regulations applicable to such Subsidiary or its stockholders.

     “Equity Offering” means a public offering or private placement of Capital Stock of Parent or Issuer (other than Disqualified Stock.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Exchange and Registration Rights Agreement” has the meaning set forth under “Exchange Offer; Registration Rights.”
     “Exchange Notes” means the 7.75% Senior Notes due 2019 to be issued in exchange for the Initial Notes pursuant to the Exchange and Registration Rights Agreement.
     “Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction. Fair Market Value (other than of any asset with a public trading market) in excess of $10.0 million shall be determined by the Board of Directors acting reasonably and in good faith and shall be evidenced by a board resolution delivered to the Trustee. Fair Market Value (other than of any asset with a public trading market) in excess of $30.0 million shall be determined by an Independent Financial Advisor, which determination shall be evidenced by an opinion delivered to the Trustee.
     “Foreign Subsidiary” means a Restricted Subsidiary that is incorporated in a jurisdiction other than the United States or a State thereof or the District of Columbia.
     “GAAP” means generally accepted accounting principles in the United States of America as in effect and adopted by Parent on the date hereof.
     “Global Notes” has the meaning set forth in Section 2.1(b).
     “Governmental Authority” shall mean any federal, state, local or foreign court, central bank or governmental agency, authority, instrumentality or regulatory body.
     “guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:
     (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or
     (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning. The term “guarantor” shall mean any Person guaranteeing any obligation.
     “Guarantee” means a full and unconditional senior guarantee of the Notes pursuant to Article 10.
     “Guarantor” means (i) each of Beaumont Ammonia Inc., a Delaware corporation; Beaumont Holdings Corporation, a Delaware corporation; BMC Holdings Inc., a Delaware corporation; Port Neal Corporation, a Delaware corporation; Terra Capital Holdings, Inc., a Delaware corporation; Terra Environmental Technologies Inc., a Delaware corporation; Terra Global Holding Company Inc., a Delaware corporation; Terra International, Inc., a Delaware corporation; Terra International (Oklahoma) Inc., a Delaware corporation; Terra Investment Fund LLC, an Oklahoma limited liability company; Terra Investment Fund II LLC, an Oklahoma limited liability company’

Terra Methanol Corporation, a Delaware corporation; Terra Nitrogen Corporation, a Delaware corporation; Terra Real Estate Corp., an Iowa corporation; Terra (UK) Holdings Inc., a Delaware corporation; Terra Mississippi Holdings Corp., a Mississippi corporation; Terra Mississippi Nitrogen, Inc., a Delaware corporation; Terra Houston Ammonia, Inc., a Delaware corporation and Terra Nitrogen GP Holdings Inc., a Delaware corporation, and (ii) any other Restricted Subsidiary of Parent that issues a Guarantee of the Notes, in each case, until such Person is released from its Guarantee in accordance with Section 10.6.
     “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement entered into in the ordinary course of business and not for speculative purposes.
     “Holder” or “Noteholder” means the Person in whose name a Note is registered on the Registrar’s books.
     “IAI Global Note “ means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.
     “Immaterial Subsidiary” means, at any time, any Restricted Subsidiary of Parent that is designated by Parent as an “Immaterial Subsidiary” if and for so long as such Restricted Subsidiary, together with all other Immaterial Subsidiaries, has (i) total assets at such time not exceeding 5% of Parent’s Total Assets as of the most recent fiscal quarter for which balance sheet information is available and (ii) total revenues and operating income for the most recent 12-month period for which income statement information is available not exceeding 5% of Parent’s consolidated revenues and operating income, respectively; provided that such Restricted Subsidiary shall be an Immaterial Subsidiary only to the extent that and for so long as all of the above requirements are satisfied.
     “incur” means issue, create, assume, guarantee, incur or otherwise become liable for; provided that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be incurred by such Subsidiary at the time it becomes a Restricted Subsidiary. Neither the accrual of interest nor the accretion of original issue discount shall be deemed to be an incurrence of Indebtedness. The term “incurrence” when used as a noun shall have a correlative meaning.
     “Indebtedness” means, with respect to any Person, without duplication, and whether or not contingent:
     (1) all indebtedness of such Person for borrowed money or for the deferred purchase price of assets or services or which is evidenced by a note, bond, debenture or similar instrument, to the extent it would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;
     (2) all Capital Lease Obligations of such Person;
     (3) all obligations of such Person in respect of letters of credit or bankers’ acceptances issued or created for the account of such Person;
     (4) net obligations of such Person under Interest Rate Agreements or Currency Agreements;
     (5) all Disqualified Stock issued by such Person and all Preferred Stock issued by any Subsidiary of such Person, in each case, valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends thereon;
     (6) to the extent not otherwise included, any guarantee by such Person of any other Person’s indebtedness or other obligations described in clauses (1) through (5) above; and
     (7) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided that the amount of such Indebtedness shall be the lesser of (x) the Fair Market Value of such asset at such date of determination and (y) the amount of such Indebtedness.

     For the avoidance of doubt, “Indebtedness” shall not include:
     (a) current trade payables incurred in the ordinary course of business and payable in accordance with customary practices;
     (b) deferred tax obligations;
     (c) non-controlling interest;
     (d) non-interest bearing installment obligations and accrued liabilities incurred in the ordinary course of business; and
     (e) obligations of Parent or any Restricted Subsidiary pursuant to contracts for, or options, puts or similar arrangements relating to, the purchase of raw materials or the sale of inventory at a time in the future entered into in the ordinary course of business.
For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by the Fair Market Value of, such Disqualified Stock, such Fair Market Value is to be determined in good faith by the board of directors of the issuer of such Disqualified Stock. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations as described above at such date; provided that the amount outstanding at any time of any Indebtedness issued with original issue discount shall be deemed to be the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness or Disqualified Stock, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock in the form of additional shares of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this Indenture.
     “Indenture” means this Indenture as amended or supplemented from time to time by one or more supplemental indentures entered into pursuant to the applicable provisions hereof or otherwise in accordance with the terms hereof.
     “Independent Financial Advisor” means a firm (i) which does not, and whose directors, officers or Affiliates do not, have a material financial interest in Parent or any of its Subsidiaries; and (ii) which, in the judgment of the Board of Directors, is otherwise independent and qualified to perform the task for which it is to be engaged.
     “Initial Notes” means the 7.75% Senior Notes due 2019 of Terra Capital originally issued on the Issue Date.
     “Initial Purchasers” means, collectively, Credit Suisse Securities (USA) LLC and Citigroup Global Markets Inc.
     “Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.
     “interest” means, with respect to the Notes, the sum of any interest and any Special Interest on the Notes.
     “Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement or other similar financial agreement or arrangement.

     “inventory” has the meaning provided in the Uniform Commercial Code of the State of New York, as amended.
     “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of guarantee or similar arrangement) or capital contribution to, or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person; provided that Parent’s purchase of a 50% undivided interest in Agrium’s Carseland, Alberta, Canada nitrogen production assets and certain U.S. assets as announced on October 19, 2009, or any similar related transaction, shall constitute an Investment irrespective of the final structure of such transaction. “Investment” excludes (a) any Restricted Payment of the type described in clause (ii) of the definition thereof and (b) any purchase or acquisition of Indebtedness of Parent or any of its Subsidiaries.
     For purposes of the definition of “Unrestricted Subsidiary,” the definition of “Restricted Payment” and Section 4.10:
     (i) “Investment” shall include the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary;
     (ii) any asset Transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such Transfer; and
     (iii) if Parent or any Restricted Subsidiary Transfers any Capital Stock of any direct or indirect Restricted Subsidiary, or any Restricted Subsidiary issues Capital Stock, such that, after giving effect to any such Transfer or issuance, such Person is no longer a Restricted Subsidiary, Parent shall be deemed to have made an Investment on the date of any such Transfer or issuance equal to the Fair Market Value of the Capital Stock of such Person held by Parent or such Restricted Subsidiary immediately following any such Transfer or issuance.
     “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or, in either case, an equivalent rating by any other Rating Agency.
     “Issue Date” means October 26, 2009.
     “Issuer Surviving Entity” has the meaning set forth in Section 5.1.
     “Joint Venture” means a Person in which Parent, directly or indirectly through its Subsidiaries, holds 50% or less of the total voting power of all Voting Stock of such Person.
     “Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, debenture, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in any asset and any filing of, or agreement to give, any financing statement under the UCC or equivalent statutes) of any jurisdiction other than to evidence a lease.
     “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
     “Net Available Proceeds” from an Asset Sale means the aggregate cash proceeds received by such Person and/or its affiliates in respect of such transaction, including any cash received upon sale or other disposition of any Designated Non-cash Considerations received in any Asset Sale, which amount is equal to the excess, if any, of:
     (i) the cash received by such Person and/or its affiliates (including any cash payments received by way of deferred payment pursuant to, or monetization of, a note or installment receivable or otherwise, but only as and when received) in connection with such transaction, over

     (ii) the sum of (a) the amount of any Indebtedness that is secured by such asset and which is required to be repaid by such Person in connection with such transaction, plus (b) all fees, commissions, and other expenses incurred by such Person in connection with such transaction, plus (c) provision for taxes, including income taxes, attributable to the transaction or attributable to required prepayments or repayments of Indebtedness with the proceeds of such transaction, plus (d) a reasonable reserve for the after-tax cost of any indemnification payments (fixed or contingent) attributable to seller’s indemnities to purchaser in respect of such transaction undertaken by Parent or any of its Restricted Subsidiaries in connection with such transaction, plus (e) if such Person is a Restricted Subsidiary, any dividends or distributions payable to holders of non-controlling interests in such Restricted Subsidiary from the proceeds of such transaction.
     “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
     “Non-U.S. Person” means a Person who is not a U.S. Person, as defined in Regulation S.
     “Notes” means the Initial Notes and the Exchange Notes.
     “Obligations” means, with respect to any Indebtedness, any principal, interest, penalties, fees, indemnification, reimbursements, costs, expenses, damages and other liabilities payable under the documentation governing such Indebtedness.
     “Offering Circular” means the offering circular, dated October 19, 2009, relating to the Initial Notes.
     “Officer” means, with respect to Parent, the Chairman of the Board, any Vice Chairman, the Chief Executive Officer, the Chief Financial Officer, the President, any Executive Vice President or Vice President, the Secretary or any Assistant Secretary.
     “Officers’ Certificate” means, with respect to any Person, a certificate signed by two Officers, one of which is the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President or any Executive Vice President.
     “Opinion of Counsel” means a written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to Parent or the Trustee.
     “Parent Surviving Entity” has the meaning set forth in Section 5.1.
     “Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and Temporary Cash Investments between Parent or any of its Restricted Subsidiaries and another Person; provided that any Net Available Proceeds received must be applied in accordance with the “Limitation on Asset Sales” covenant.
     “Permitted Business” means (i) the same or a similar line of business as Parent and the Restricted Subsidiaries are engaged in on the date hereof as described in the Offering Circular and (ii) such business activities as are complementary, incidental, ancillary or related to, or are reasonable extensions of, the foregoing.
     “Permitted Indebtedness” has the meaning set forth in Section 4.9(b).
     “Permitted Investment” means:
     (1) any Investment in Temporary Cash Investments or the Notes or the Exchange Notes;
     (2) any Investment in Issuer or any Restricted Subsidiary (including by way of making such Investment through a third-party pass-through entity for tax purposes);

     (3) any Investment by Parent or any Restricted Subsidiary in a Person (including by way of making such Investment through a third-party pass-through entity for tax purposes), if as a result of such Investment: (x) such Person becomes a Restricted Subsidiary; or (y) such Person is merged or consolidated with or into, or Transfers or conveys all or substantially all of its assets to, or is liquidated into, Issuer or a Restricted Subsidiary;
     (4) receivables owing to Parent or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as Parent or any such Restricted Subsidiary deems reasonable under the circumstances;
     (5) loans or advances to employees of Parent or any Restricted Subsidiary that are made in the ordinary course of business consistent with past practices of Parent or such Restricted Subsidiary;
     (6) Investments in any Person to the extent such Investment represents the non-cash portion of the consideration received in an Asset Sale as permitted pursuant Section 4.13 or represents consideration received from the sale of assets not considered to be an Asset Sale for purposes of such covenant;
     (7) Investments of cash or Temporary Cash Investments in any Restricted Subsidiary that is not a Guarantor in the form of Indebtedness that is not subordinated by its terms to any other obligations;
     (8) Investments in stock, obligations or other securities received in settlement of debts created in the ordinary course of business and owing to Parent or a Restricted Subsidiary in satisfaction of judgments;
     (9) Hedging Obligations incurred pursuant to clause (7) of the definition of “Permitted Indebtedness”;
     (10) Investments in Joint Ventures not to exceed $320.0 million at any time outstanding; provided that each such Joint Venture is engaged only in a Permitted Business;
     (11) any Investment by Parent or a Wholly Owned Subsidiary of Parent in a Securitization Entity; provided that such Investment is in the form of a Purchase Money Note or an equity interest or interests in accounts receivable generated by Parent or any of its Subsidiaries;
     (12) any Indebtedness of Parent to any of its Subsidiaries incurred in connection with the purchase of accounts receivable and related assets by Parent from any such Subsidiary which assets are subsequently conveyed by Parent to a Securitization Entity in a Qualified Securitization Transaction;
     (13) any guarantees of Indebtedness permitted by clause (6) or (18) of the definition of “Permitted Indebtedness”;
     (14) any Investment by TNCLP or TNLP in the other;
     (15) additional Investments in an aggregate amount, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not to exceed the greater of $75.0 million and 4% of Total Assets at the time of such Investment (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (16) any Investment in a Permitted Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding, not to exceed the greater of $30.0 million and 2% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);
     (17) the contribution of any Joint Venture asset to another Joint Venture; and

     (18) Investments consisting of take-or-pay obligations contained in supply agreements, relating to products, services or commodities of a type that Parent or any of its Subsidiaries uses or sells in the ordinary course of business.
     The amount of any Investments outstanding for purposes of clause (10), (15), (16) or (17) above and the amount of Investments deemed made since the Issue Date for purposes of Section 4.10(b) shall be equal to the aggregate amount of Investments made pursuant to such clause reduced (but not below zero) by the following (to the extent not included in the calculation of Consolidated Net Income for purposes of determining the Basket and without duplication):
     (a) the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment made pursuant to such clause;
     (b) the net reduction in Investments made pursuant to such clause resulting from dividends, repayments of loans or advances or other Transfers of assets to Parent or any Restricted Subsidiary;
     (c) to the extent that the amount available for Investments under such clause was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary; and
     (d) the net reduction in Investments made pursuant to such clause resulting from repayment of letters of credit or the expiration of letters of credit undrawn.
     “Permitted Liens” means:
     (1) Liens on assets of a Person at the time such Person becomes a Subsidiary; provided that (a) such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary and (b) such Lien does not extend to or cover any assets of Parent or any other Restricted Subsidiary;
     (2) Liens existing on the Issue Date;
     (3) Liens on assets acquired or constructed after the Issue Date securing Purchase Money Indebtedness and Capital Lease Obligations; provided that such Liens shall in no event extend to or cover any assets other than the assets acquired or constructed after the Issue Date with the proceeds of such Purchase Money Indebtedness of Capital Lease Obligations;
     (4) Liens securing Refinancing Indebtedness relating to Permitted Liens of the type described in clauses (1), (2) and (3) of this definition; provided that such Liens extend only to the assets securing the Indebtedness being Refinanced;
     (5) other Liens in an aggregate amount at any time outstanding not to exceed the greater of $75.0 million and 4% of Total Assets;
     (6) Liens securing Indebtedness incurred under Section 4.9(b)(3);
     (7) Liens securing Hedging Obligations of the type described in clause (7) of the definition of “Permitted Indebtedness”;
     (8) Liens securing Indebtedness of Foreign Subsidiaries;
     (9) Liens in favor of Issuer or any Guarantor; provided that such Liens do not secure obligations that are assigned to any Person other than the Bank Collateral Agent pursuant to the Credit Facilities;

     (10) Liens on assets or shares of stock of a Person at the time such Person becomes a Subsidiary; provided that such Lien was not incurred in anticipation of or in connection with the transaction or series of related transactions pursuant to which such Person became a Subsidiary;
     (11) Liens arising or that may be deemed to arise in favor of a Securitization Entity arising in connection with a Qualified Securitization Transaction; and
     (12) deposits, pledges or other Liens to secure obligations under purchase or sale agreements.
     “Person” means any individual, corporation, partnership, Joint Venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Preferred Stock” as applied to the Capital Stock of any corporation, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.
     “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
     “Private Placement Legend” means the legend initially set forth on the Notes in the form set forth in Section 2.13.
     “Purchase Money Indebtedness” means Indebtedness: consisting of the deferred purchase price of assets, conditional sale obligations, obligations under any title retention agreement, other purchase money obligations and obligations in respect of industrial revenue bonds or similar Indebtedness, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and incurred to finance the acquisition by Parent or a Restricted Subsidiary of such asset, including additions and improvements; provided that any Lien arising in connection with any such Indebtedness shall be limited to the specified asset being financed or, in the case of real property or fixtures, including additions and improvements, the real property on which such asset is attached; provided further that such Indebtedness is incurred within 120 days after such acquisition of, or the completion of construction of, such asset by Parent or Restricted Subsidiary.
     “Purchase Money Note” means a promissory note evidencing a line of credit, which may be irrevocable, from, or evidencing other Indebtedness owed to, Parent or any of its Subsidiaries in connection with a Qualified Securitization Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreements, amounts paid to investors in respect of interest, principal and other amounts owing to such investors and amounts paid in connection with the purchase of newly generated receivables.
     “Qualified Institutional Buyer” or “QIB” shall have the meaning specified in Rule 144A under the Securities Act.
     “Qualified Securitization Transaction” means any transaction or series of transactions that may be entered into by Parent, any Restricted Subsidiary or a Securitization Entity pursuant to which Parent or such Restricted Subsidiary or that Securitization Entity may, pursuant to customary terms, sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (i) a Securitization Entity or Parent or any Restricted Subsidiary which subsequently transfers to a Securitization Entity (in the case of a transfer by Parent or such Restricted Subsidiary) and (ii) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Parent or any Restricted Subsidiary which arose in the ordinary course of business of Parent or such Restricted Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

     “Qualified Stock” means any Capital Stock of Parent other than Disqualified Stock.
     “Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.
     “Refinance” means, in respect of any Indebtedness, to refinance, extend, increase, replace, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.
     “Refinancing Indebtedness” means, with respect to any Indebtedness, Indebtedness incurred to Refinance in whole or in part such Indebtedness that does not:
     (1) result in an increase in the aggregate principal amount of Indebtedness being Refinanced as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred in connection with such Refinancing) or
     (2) create Indebtedness with (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced;
provided that (x) if the Indebtedness being Refinanced is subordinated by its terms to the Notes or a Guarantee, then such Refinancing Indebtedness shall be subordinated by its terms to the Notes or such Guarantee at least to the same extent and in the same manner as the Indebtedness being Refinanced and (y) the obligor(s) on the Refinancing Indebtedness shall not include any Person that is not Issuer or a Guarantor or a Person that is an obligor on the Indebtedness being Refinanced.
     “Regulation S” means Regulation S under the Securities Act.
     “Regulation S-X” means Regulation S-X under the Securities Act.
     “Related Business Assets” means assets (other than cash or Temporary Cash Investments) used or useful in a Permitted Business, provided that any assets received by Parent or a Restricted Subsidiary in exchange for assets transferred by Parent or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.
     “Responsible Officer” means, when used with respect to the Trustee, any officer assigned to the Corporate Trust Office, including any vice president, assistant vice president, assistant secretary or any other officer of the Trustee to whom any corporate trust matter is referred because of his or her knowledge or familiarity with the particular subject.
     “Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.
     “Restricted Global Note” means a Global Note bearing the Private Placement Legend.
     “Restricted Payment” means, with respect to any Person:
     (i) any dividend or other distribution declared or paid on any Capital Stock of Parent (other than dividends or distributions payable solely in Qualified Stock);
     (ii) any payment to purchase, redeem or otherwise acquire or retire for value any Capital Stock of Parent or any affiliate of Parent (other than any Restricted Subsidiary);

     (iii) any payment to purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Obligations prior to the Stated Maturity thereof (other than (x) any Purchase Money Indebtedness incurred after the Issue Date upon the sale of the related asset or (y) the purchase, redemption, defeasance or other acquisition or retirement of Subordinated Obligations due within one year of the date of such purchase, redemption, defeasance or other acquisition or retirement); or
     (iv) the making of an Investment (other than a Permitted Investment), including any Investment in an Unrestricted Subsidiary (including by the designation of any Subsidiary of Parent as an Unrestricted Subsidiary).
     “Restricted Security” means a note bearing the Private Placement Legend.
     “Restricted Subsidiary” means Issuer and each other Subsidiary of Parent that is not an Unrestricted Subsidiary.
     “Rule 144A” means Rule 144A under the Securities Act.
     “S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
     “Sale and Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired whereby Parent or a Restricted Subsidiary transfers such property to a Person and Parent or a Restricted Subsidiary leases it from such Person.
     “Securities Act” means the Securities Act of 1933, as amended.
     “Securitization Entity” means a Wholly Owned Subsidiary of Parent (or another Person in which Parent or any Subsidiary of Parent makes an Investment and to which Parent or any Subsidiary of Parent transfers accounts receivable):
     (1) which is designated by the Board of Directors (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of accounts receivable;
     (2) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Parent or any of its Subsidiaries (other than the Securitization Entity) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness)) pursuant to Standard Securitization Undertakings), (b) has recourse to or obligates Parent or any of its Subsidiaries (other than the Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any asset of Parent or any of its Subsidiaries (other than the Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings and other than any interest in the accounts receivable (whether in the form of an equity interest in such assets or subordinated indebtedness payable primarily from such financed assets) retained or acquired by Parent or any of its Subsidiaries;
     (3) with which neither Parent nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms no less favorable to Parent or such Subsidiary than those that might be obtained at the time from Persons that are not affiliates of Parent, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity; and
     (4) to which neither Parent nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
     Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

     “Significant Subsidiary” means (i) any Restricted Subsidiary that is a “significant subsidiary” of Parent on a consolidated basis within the meaning of Regulation S-X promulgated by the SEC or (ii) any Restricted Subsidiary that, when aggregated with all other Restricted Subsidiaries that are not otherwise Significant Subsidiaries and as to which any event described in Section 6.1(vii), (viii), or (ix) has occurred and is continuing, would constitute a Significant Subsidiary under clause (i) of this definition.
     “Special Interest” has the meaning set forth in the Exchange and Registration Rights Agreement.
     “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by Parent or any of its Subsidiaries which are reasonably customary in an accounts receivable securitization transaction.
     “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).
     “Subordinated Obligation” means any Indebtedness of Parent, Issuer or a Guarantor (whether outstanding on the Issue Date or thereafter incurred) which is subordinated by its terms in right of payment to the Notes or the Guarantee of Parent or such Guarantor.
     “Subsidiary” means, in respect of any Person, any corporation, association, partnership or other business entity of which Voting Stock representing more than 50% of the total voting power of all outstanding Voting Stock of such Person is at the time owned, directly or indirectly, by (i) such Person, (ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person.
     “Temporary Cash Investments” means any of the following:
     (i) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;
     (ii) investments in time or demand deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated “A-2” or higher by Moody’s Investors Service, Inc. (“Moody’s”), “A” or higher by Standard & Poor’s Ratings Group (“S&P”) or the equivalent rating by any other nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
     (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above;
     (iv) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an affiliate of Issuer) organized and in existence under the laws of the United States of America, any State thereof or the District of Columbia or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is “P-2” or higher from Moody’s, “A-2” or higher from S&P or the equivalent rating by any other nationally recognized statistical rating organization (as defined above);
     (v) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by Moody’s or “A” by S&P; and

     (vi) shares of any money market mutual fund rated at least AAA or the equivalent thereof by S&P, at least Aaa or the equivalent thereof by Moody’s or any other mutual fund at least 95% of whose assets consist of the type specified in clauses (i) through (v) above.
     “Terra Canada” means Terra International (Canada) Inc., an Ontario corporation.
     “Terra UK” means Terra Nitrogen (U.K.) Ltd., an English company.
     “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as provided in Section 9.3.
     “TNCLP” means Terra Nitrogen Company, L.P., a Delaware limited partnership.
     “TNLP” means Terra Nitrogen, Limited Partnership, a Delaware limited partnership.
     “Total Assets” means the total assets of Parent and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of Parent.
     “Transfer” means to sell, assign, transfer, lease (other than pursuant to an operating lease entered into in the ordinary course of business), convey or otherwise dispose of, including by Sale and Leaseback Transaction, consolidation, merger or otherwise, in one transaction or a series of transactions. “Transferred,” “Transferor” and “Transferee” have correlative meanings.
     “Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to November 1, 2014; provided, however, that if the period from the Redemption Date to November 1, 2014 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.
     “Trustee” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.
     “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
     “UCC” means the Uniform Commercial Code in effect in the applicable jurisdiction.
     “Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.
     “Unrestricted Subsidiary” means (i) any Subsidiary of Parent that at the time of determination shall have been designated an Unrestricted Subsidiary by the Board of Directors; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Subsidiary of Parent (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any assets of, Issuer or any other Subsidiary of Parent that is not a Subsidiary of the Subsidiary to be so designated; provided that (i) no Default has occurred and is continuing or would occur as a consequence thereof, (ii) either (x) Issuer could incur at least $1.00 of additional Indebtedness under Section 4.9(a) or (y) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such designation and (iii) either (x) the Subsidiary to be so designated has total assets of $1,000 or less or (y) if such Subsidiary has assets greater than $1,000, such designation would be permitted under Section 4.10 (treating the Fair Market Value of Issuer’s proportionate interest in the net worth of such Subsidiary on such date calculated in accordance with GAAP as the amount of the Investment). The Board of Directors may redesignate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default has occurred and is continuing and (ii) Indebtedness of such Unrestricted Subsidiary and all Liens on any asset of such Unrestricted Subsidiary outstanding immediately following such redesignation would, if incurred at such time, be permitted to be incurred under this Indenture.
     “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable at the issuer’s option.
     “U.S. Legal Tender” means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public or private debts.
     “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
     “Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:
     (1) the then outstanding aggregate principal amount of such Indebtedness into
     (2) the sum of the total of the products obtained by multiplying (x) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.
     “Wholly Owned Subsidiary” means a Restricted Subsidiary all the Capital Stock of which (other than directors’ qualifying shares) is owned by Parent and/or one or more Wholly Owned Subsidiaries.
     SECTION 1.2 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.12
“Bankruptcy Law”	6.1
“covenant defeasance option”	8.1	(b)
“Custodian”	6.1
“defeasance trust”	8.2
“Event of Default”	6.1
“Excess Proceeds”	4.13	(f)
“Global Note Legend”	2.13
“Guaranteed Obligations”	10.1
“legal defeasance option”	8.1	(b)
“maximum fixed repurchase price”	1.1
“Moody’s”	1.1
“Net Proceeds Deficiency”	4.13	(f)
“Net Proceeds Offer”	4.13	(f)
“Net Proceeds Offer Amount”	4.13	(i)
“Net Proceeds Offer Period”	4.13	(i)
“Notes Register”	2.3
“Participants”	2.6
“Paying Agent”	2.3
“Payment Default”	6.1
“Purchase Date”	4.13	(h)
“Registrar”	2.3
“Related Investment”	4.13	(e)

Term	Defined in Section
“Release Notice”	12.4
“Required Filing Dates”	4.6
“S&P”	1.1
“Unused Proceeds”	4.14	(c)
“Unused Proceeds Offer”	4.15	(d)
“Unused Proceeds Offer Amount”	4.15	(d)
“Unused Proceeds Offer Period”	4.15	(d)
     SECTION 1.3 Incorporation by Reference of Trust Indenture Act. This Indenture is subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:
     “Commission” means the SEC.
     “indenture securities” means the Notes.
     “indenture security holder” means a Noteholder.
     “indenture to be qualified” means this Indenture.
     “indenture trustee” or “institutional trustee” means the Trustee.
     “obligor” on the indenture securities means Terra Capital, the Guarantors or any other obligor on the indenture securities.
     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.
     SECTION 1.4 Rules of Construction. (a) Unless the context otherwise requires:
     (1) a term has the meaning assigned to it;
     (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;
     (3) “or” is not exclusive;
     (4) “including” means including without limitation;
     (5) words in the singular include the plural and words in the plural include the singular;
     (6) the principal amount of any non-interest-bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of Parent dated such date prepared in accordance with GAAP;
     (7) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States; and
     (8) “herein,” “hereof” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

ARTICLE 2.
THE NOTES
     SECTION 2.1 Form and Dating.
     (a) The Initial Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee’s certificate of authentication relating thereto shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rules, agreements to which Parent or Terra Capital is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to Parent or Terra Capital, as the case may be). Each Note shall be dated the date of its authentication. If required, the Notes may bear the appropriate legend regarding any original issue discount for federal income tax purposes. Each Note shall have an executed Guarantee from each of the Guarantors.
     The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, Terra Capital, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.
     (b) Global Notes. The Notes offered and sold in reliance on Rule 144A and Notes offered and sold in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes (“Global Notes”) in definitive, fully registered form without interest coupons, in substantially the form of Exhibit A, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the Trustee, at the Trustee’s office in New York City, as custodian for the Depository, and registered in the name of the Depository or a nominee of the Depository, duly executed by Terra Capital (and having an executed Guarantee endorsed thereon) and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in Section 2.13. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depository or its nominee in the limited circumstances hereinafter provided.
     Notes issued in exchange for interests in Global Notes pursuant to Section 2.6 may be issued in the form of permanent Definitive Notes in registered form in substantially the form set forth in Exhibit A (the “Definitive Notes”).
     SECTION 2.2 Execution and Authentication. An Officer of Terra Capital and each Guarantor shall sign the Notes and the Guarantees, respectively, by manual or facsimile signature. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless. A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture. The Trustee shall authenticate and make available for delivery (i) Initial Notes for original issue in an aggregate principal amount of $600,000,000, (ii) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, in each case, upon a written order of Terra Capital signed by an Officer of Terra Capital and (iii) subject to Section 4.9, Additional Notes. Such order shall specify the amount of the Notes to be authenticated and the date on which the Notes are to be authenticated. The aggregate principal amount of Notes outstanding at any time may not exceed $600,000,000 except as provided in Section 2.7. The Trustee may appoint an authenticating agent acceptable to Terra Capital to authenticate the Notes, upon the consent of Terra Capital to such appointment. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.
     SECTION 2.3 Registrar and Paying Agent. Terra Capital shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Notes may be presented for payment (the “Paying Agent”). The Registrar, acting on behalf of and as agent for Terra

Capital, shall keep a register (the “Notes Register”) of the Notes and of their transfer and exchange. Terra Capital may have one or more co-registrars and one or more additional paying agents.
     The term “Paying Agent” includes any additional paying agent. Terra Capital shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA. The agreement shall implement the provisions of this Indenture that relate to such agent. Terra Capital shall notify the Trustee of the name and address of any such agent. If Terra Capital fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.7. Terra Capital or a Subsidiary thereof may act as Paying Agent, Registrar, co-Registrar or transfer agent.
     Terra Capital initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes, until such time as the Trustee has resigned or a successor has been appointed. Any of the Registrar, the Paying Agent or any other agent may resign upon 30 days’ notice to Terra Capital.
     SECTION 2.4 Paying Agent To Hold Money in Trust. On or prior to each due date of the principal and interest on any Note, Terra Capital shall deposit with the Paying Agent a sum sufficient to pay such principal and interest when so becoming due. Terra Capital shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of or interest on the Notes and shall notify the Trustee of any default by Terra Capital in making any such payment. If Terra Capital or a Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. Terra Capital at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.
     SECTION 2.5 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, Terra Capital shall furnish to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders; provided, however, that as long as the Trustee is the Registrar, no such list need be furnished.
     SECTION 2.6 Transfer and Exchange.
     (a) The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer. When a Note is presented to the Registrar or a co-registrar with a request to register a transfer, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Registrar shall record in the Notes Register the transfer as requested if the requirements of Section 8-401(1) of the UCC are met, and thereupon one or more new Notes in the same aggregate principal amount shall be issued to the designated assignee or transferee and the old Note will be returned to Terra Capital. When Notes are presented to the Registrar or a co-registrar with a request to exchange them for an equal principal amount of Notes of other denominations, the Registrar shall make the exchange as requested, in the same manner, if the same requirements are met. To permit registration of transfers and exchanges, Terra Capital shall execute and the Trustee shall authenticate Notes and each of the Guarantors shall execute a Guarantee thereon at the Registrar’s or co-registrar’s request. Terra Capital may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. Terra Capital shall not be required to make and the Registrar need not register transfers or exchanges of Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
     (1) Prior to the due presentation for registration of transfer of any Note, Terra Capital, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of Terra Capital, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.
     (2) All Notes issued upon any transfer or exchange pursuant to the terms of this Indenture will evidence the same debt and will be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.
     (b) With respect to Global Notes:
     (1) Each Global Note authenticated under this Indenture shall (i) be registered in the name of the Depository designated for such Global Note or a nominee thereof, (ii) be deposited with such Depository or a nominee thereof or custodian therefor, (iii) bear legends as set forth in Section 2.13 and (iv) constitute a single Note for all purposes of this Indenture.
     (2) Transfers of a Global Note shall be limited to transfers in whole but not in part to the Depository, its successors or their respective nominees. A Global Note is exchangeable for certificated Notes if (i) Terra Capital notifies the Trustee that the Depository is no longer willing or able to act as a depository for such Global Note or if at any time the Depository ceases to be registered as a clearing agency under the Exchange Act and a successor depository is not appointed within 90 days of such notice or cessation; or (ii) there shall have occurred and be continuing a Default and the Registrar has received a request from the Depository to issue certificated Notes. Any Global Note that is exchangeable for certificated Notes pursuant to the preceding sentence will be transferred to, and registered and exchanged for, certificated Notes in authorized denominations, without legends applicable to a Global Note, and registered in such names as the Depository holding such Global Note may direct. Subject to the foregoing, a Global Note is not exchangeable, except for a Global Note of like denomination to be registered in the name of the Depository or its nominee. In the event that a Global Note becomes exchangeable for certificated Notes, (i) certificated Notes will be issued only in fully registered form in denominations of $2,000 or integral multiples of $1,000 in excess thereof, (ii) payment of principal, any repurchase price, and interest on the certificated Notes will be payable, and the transfer of the certificated Notes will be registrable, at the office or agency of Terra Capital maintained for such purposes, and (iii) no service charge will be made for any registration or transfer or exchange of the certificated Notes, although Terra Capital may require payment of a sum sufficient to cover any tax or governmental charge imposed in connection therewith.
     (3) Notes issued in exchange for a Global Note or any portion thereof shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear the applicable legends provided for herein. Any Global Note to be exchanged in whole shall be surrendered by the Depository to the Trustee. With respect to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depository or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depository or an authorized representative thereof.
     (4) Every Note authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Note or any portion thereof, whether pursuant to this Section 2.6, Section 2.7, 2.9 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Note, unless such Note is registered in the name of a Person other than the Depository for such Global Note or a nominee thereof. Members of, or participants in, the Depository (“Participants”) shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository or by the Trustee as the custodian of the Depository or under such Global Note, and the Depository may be treated by Terra Capital, the Trustee and any agent of Terra Capital or the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent Terra Capital, the Trustee or any agent of Terra Capital or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Participants, the operation of customary practices of such Depository governing the exercise of the rights of a holder of a beneficial interest in any Global Note.

     (c) Additional transfer provisions:
     (1) Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the 40-day distribution compliance period as defined in Regulation S, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6.
     (2) A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of this Section 2.6 and the Registrar receives the following:
          (i) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (1) thereof;
          (ii) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications in item (2) thereof; and
          (iii) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable. Upon receipt of such certificate, if necessary to permit such transfer, Terra Capital shall execute and the Trustee shall authenticate an IAI Global Note and each of the Guarantors shall execute a Guarantee thereon at the Registrar’s or co-registrar’s request.
     (3) A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of this Section 2.6 and:
          (i) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Exchange and Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (x) a Broker-Dealer, (y) a Person participating in the distribution of the Exchange Notes or (z) a Person who is an affiliate (as defined in Rule 144) of Terra Capital;
          (ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Exchange and Registration Rights Agreement;
          (iii) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Exchange and Registration Rights Agreement; or
          (iv) if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, the Registrar receives a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (4) thereof;
          and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.
     If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.
     Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.
     (4) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
          (i) If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:
               (A) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (1) thereof;
               (B) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (2) thereof;
               (C) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(a) thereof;
               (D) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (A) through (C) above, a certificate to the effect set forth in Exhibit C hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;
               (E) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(b) thereof; or
               (F) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit C hereto, including the certifications in item (3)(c) thereof, whereupon (a) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Definitive Notes) a decrease in the principal amount of such Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (b) Terra Capital shall execute, the Guarantors shall execute the Guarantees on, and the Trustee shall authenticate and deliver, one or more Definitive Notes of like tenor and amount.
     (d) Private Placement Legend. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the requested transfer is after the first anniversary of the Issue Date (provided, however, that neither Terra Capital nor any Affiliate of Terra Capital has held any beneficial interest in such Note, or portion thereof, at any time prior to or on the first anniversary of the Issue Date), or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to Terra Capital and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.
     (e) General. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.
     The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.6 or this Section 2.6. Terra Capital shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time during the Registrar’s normal business hours upon the giving of reasonable written notice to the Registrar.
     (f) Transfers of Notes Held by Affiliates. Any certificate (i) evidencing a Note that has been transferred to an Affiliate of Terra Capital within one year after the Issue Date, as evidenced by a notation on the Assignment Form for such transfer or in the representation letter delivered in respect thereof or (ii) evidencing a Note that has been acquired from an Affiliate (other than by an Affiliate) in a transaction or a chain of transactions not involving any public offering, shall, until one year after the last date on which either Terra Capital or any Affiliate of Terra Capital was an owner of such Note, in each case, bear a legend in substantially the form set forth in Section 2.13, unless otherwise agreed by Terra Capital (with written notice thereof to the Trustee).
     SECTION 2.7 Replacement Notes. If a mutilated Note is surrendered to the Trustee or Registrar or if the Holder of a Note claims that the Note has been lost, destroyed or wrongfully taken, Terra Capital shall issue and the Trustee shall authenticate a replacement Note and the Guarantors shall execute a Guarantee thereon if the requirements of Section 8-405 of the UCC are met and the Holder satisfies any other reasonable requirements of the Trustee and Terra Capital. Such Holder shall furnish an indemnity bond sufficient in the judgment of Terra Capital, the Guarantors and the Trustee to protect Terra Capital, the Guarantors, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss which any of them may suffer if a Note is replaced. Terra Capital and the Trustee may charge the Holder for their expenses in replacing a Note.
     Every replacement Note issued pursuant to the terms of this Section shall constitute an additional obligation of Terra Capital and the Guarantors under this Indenture.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.
     SECTION 2.8 Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. Subject to the provisions of Section 11.6, a Note does not cease to be outstanding because Terra Capital or an Affiliate of Terra Capital holds the Note.
     If a Note is replaced pursuant to Section 2.7, it ceases to be outstanding unless the Trustee and Terra Capital receive proof satisfactory to them that the replaced Note is held by a bona fide purchaser.
     If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date or, pursuant to Section 8.1(a), within 91 days prior thereto, money sufficient to pay all principal and interest payable on that redemption or maturity date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, then on and after such date such Notes (or portions thereof) cease to be outstanding and on and after such redemption or maturity date interest on them ceases to accrue.
     SECTION 2.9 Temporary Notes. Until Definitive Notes are ready for delivery, Terra Capital may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of

Definitive Notes but may have variations that Terra Capital considers appropriate for temporary Notes. Without unreasonable delay, Terra Capital shall prepare and the Trustee shall authenticate Definitive Notes and deliver them in exchange for temporary Notes.
     SECTION 2.10 Cancellation. Terra Capital at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and deliver such canceled Notes to Terra Capital. The Trustee shall from time to time provide Terra Capital a list of all Notes that have been canceled as requested by Terra Capital. Terra Capital may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation.
     SECTION 2.11 Defaulted Interest. If Terra Capital defaults in a payment of interest on the Notes, Terra Capital shall pay defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner in accordance with Section 4.1. Terra Capital may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. Terra Capital shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.
     SECTION 2.12 CUSIP Numbers. Terra Capital in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such numbers. Terra Capital will promptly notify the Trustee of any change in the CUSIP numbers.
     SECTION 2.13 Restrictive Legends. Each Global Note and Definitive Note that constitutes a Restricted Security shall bear the following legend (the “Private Placement Legend") on the face thereof until after the first anniversary of the later of the Issue Date and the last date on which Terra Capital or any Affiliate of Terra Capital was the owner of such Note (or any predecessor note) (or such shorter period of time as permitted by Rule 144 under the Securities Act or any successor provision thereunder), or such longer period of time as may be required under the Securities Act or applicable state securities laws in the opinion of counsel for Terra Capital, unless otherwise agreed by Terra Capital and the Holder thereof:
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), AND THIS NOTE MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS NOTE IS HEREBY NOTIFIED THAT THE SELLER OF THIS NOTE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THIS NOTE AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS NOTE MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY
(I)	TO THE COMPANY OR ANY OF ITS SUBSIDIARIES,

(II)	IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A,

(III)	OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH THE PROVISIONS OF RULE 903 AND RULE 904 UNDER THE SECURITIES ACT,

(IV)	PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE),

(V)	TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF RULES 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS ACQUIRING THE NOTES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDIT INVESTOR IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF SUCH NOTES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR

(VI)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT
IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND IN EACH OF CASES (III), (IV) AND (V) SUBJECT TO THE COMPANY’S AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND / OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM AND THAT (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.
     Each purchaser of Notes offered in reliance on Regulation S will be deemed to have represented and agreed that it is not a U.S. person and is purchasing such notes in an offshore transaction (as such terms are defined in Regulation S) pursuant to Regulation S and understands that such Notes will, unless otherwise agreed by the Company and the holder thereof, bear a legend substantially to the following effect (the “Regulation S Legend”):
THIS NOTE (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION ORIGINALLY EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE TRANSFERRED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON EXCEPT PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND ALL APPLICABLE STATE SECURITIES LAWS. TERMS USED ABOVE HAVE THE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.
     Each Global Note shall also bear the following legend on the face thereof (the “Global Note Legend”):
     Unless and until it is exchanged in whole or in part for securities in definitive form, this security may not be transferred except as a whole by the depository to a nominee of the depository, or by any such nominee of the depository, or by the depository or nominee of such successor depository or any such nominee to a successor depository or a nominee of such successor depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to an issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as is requested by an authorized representative of DTC (and any payment hereon is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), any transfer, pledge or other use hereof for value or otherwise by or to any person is wrongful inasmuch as the registered owner hereof, Cede & Co., has an interest herein.
     Transfers of this global note shall be limited to transfers in whole, but not in part, to nominees of Cede & Co. or to a successor thereof or such successor’s nominee and transfers of portions of this global note shall be limited to transfers made in accordance with the restrictions set forth in Section 2.6 of the Indenture referred to herein.
ARTICLE 3.
REDEMPTION
     SECTION 3.1 Notices to Trustee. If Terra Capital elects to redeem Notes pursuant to the optional redemption provisions of Section 3.7 hereof, it shall notify the Trustee in writing of the redemption date, the principal amount of Notes to be redeemed and the paragraph of the Notes pursuant to which the redemption will occur. Terra Capital shall give each notice to the Trustee provided for in this Section at least 45 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate from Terra Capital to the effect that such redemption will comply with the provisions herein.
     SECTION 3.2 Selection of Notes To Be Redeemed. If fewer than all the Notes are to be redeemed, the Trustee shall select the Notes to be redeemed on a pro rata basis (or, in the case of Notes issued in global form, based on a method that most nearly approximates a pro rata selection) or by lot or by such other method that complies with applicable legal and securities exchange requirements, if any, and that the Trustee in its sole discretion shall deem to be fair and appropriate and in accordance with methods generally used at the time of selection by fiduciaries in similar circumstances, unless otherwise required by law or depositary requirements. The Trustee shall make the selection from outstanding Notes not previously called for redemption. Notes and portions of them the Trustee selects shall be in amounts of $2,000 or integral multiples of $1,000 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify Terra Capital promptly of the Notes or portions of Notes to be redeemed. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. In the event Terra Capital is required to make an offer to purchase Notes pursuant to Section 4.8 or 4.13 and the amount available for such offer is not evenly divisible by $1,000, the Trustee shall promptly refund to Terra Capital any remaining funds, which in no event will exceed $2,000.
     SECTION 3.3 Notice of Redemption. At least 30 days but not more than 60 days before a date for redemption of Notes, Terra Capital shall mail a notice of redemption by first-class mail to the registered address appearing in the Notes Register of each Holder of Notes to be redeemed. The notice shall identify the Notes to be redeemed and shall state:
     (1) the redemption date;
     (2) the redemption price;
     (3) the name and address of the Paying Agent;
     (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;
     (5) if fewer than all the outstanding Notes are to be redeemed, the identification and principal amounts of the particular Notes to be redeemed;
     (6) that, unless Terra Capital defaults in making such redemption payment, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;
     (7) the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;
     (8) the CUSIP number, if any, printed on the Notes being redeemed; and
     (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.
     At Terra Capital’s request, the Trustee shall give the notice of redemption in Terra Capital’s name and at Terra Capital’s sole expense. In such event, Terra Capital shall provide the Trustee with the information required by this Section.
     SECTION 3.4 Effect of Notice of Redemption. Once notice of redemption is mailed, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. A notice of redemption may not be conditional. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued interest to the redemption date. Such notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.
     SECTION 3.5 Deposit of Redemption Price. Prior to 11:00 a.m. (New York City time) on the redemption date, Terra Capital shall deposit with the Trustee or Paying Agent (or, if Parent or a Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest (if any) on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption which have been delivered by Terra Capital to the Trustee for cancellation.
     SECTION 3.6 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part (with, if Terra Capital or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to Terra Capital and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), Terra Capital shall execute, and the Trustee shall authenticate and deliver to the Holder of such Note without service charge, a new Note or Notes of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Note so surrendered, except that if a Global Note is so surrendered, Terra Capital shall execute, and the Trustee shall authenticate and deliver to the Depository for such Global Note, without service charge, a new Global Note in denomination equal to and in exchange for the unredeemed portion of the principal of the Global Note so surrendered.
     SECTION 3.7 Optional Redemption.
     (a) At any time prior to November 1, 2014, Issuer may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.
     (b) Thereafter, the Notes will be redeemable at the option of Issuer, in whole or in part, at any time on or after November 1, 2014, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.875%
2015	102.583%
2016	101.292%
2017 and thereafter	100.000%
     (c) Notwithstanding the foregoing, at any time on or prior to November 1, 2012, Issuer may at its option on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.750% of the principal amount, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent and its Subsidiaries); and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.

     (d) Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.
     SECTION 3.8 Mandatory Redemption.
     Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
ARTICLE 4.
COVENANTS
     SECTION 4.1 Payment of Notes. Terra Capital shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due. Terra Capital shall pay interest on overdue principal at 1% per annum in excess of the rate per annum set forth in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Interest will be computed on a basis of a 360-day year of twelve 30-day months.
     SECTION 4.2 Corporate Existence. Subject to Article 5 and Section 4.13, Parent shall do or caused to be done, at its own cost and expense, all things necessary to, and will cause each Restricted Subsidiary to, preserve and keep in full force and effect the corporate or partnership existence and rights (charter and statutory), licenses and/or franchises of Parent and each Restricted Subsidiary; provided, however, that neither Parent nor any Restricted Subsidiary shall be required to preserve any such rights, licenses or franchises if the Board of Directors shall reasonably determine that the preservation thereof is no longer desirable in the conduct of the business of Terra Capital and its Subsidiaries, taken as a whole.
     SECTION 4.3 Maintenance of Office or Agency. Terra Capital shall maintain in the Borough of Manhattan, the City of New York, an office or agency (which may be an office or agency of the Trustee, Registrar or co-Registrar), where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon Terra Capital in respect of the Notes and this Indenture may be served. Terra Capital will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time Terra Capital shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee’s office located in New York City.
     Terra Capital may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve Terra Capital of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York, for such purposes. Terra Capital will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Terra Capital hereby initially designates the Trustee’s office or agency in New York City as an agency of Terra Capital in accordance with Section 2.3.
     SECTION 4.4 Payment of Taxes and Other Claims. Parent shall, and shall cause each of its Subsidiaries to, pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon its or its Subsidiaries’ income, profits or property; provided, however, that none of Parent or its Subsidiaries shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate negotiations or proceedings and for which disputed amounts adequate reserves have been made in accordance with GAAP.
     SECTION 4.5 Additional Guarantees.

     (a) If Parent or any Restricted Subsidiary Transfers, acquires or creates another Restricted Subsidiary (other than any Foreign Subsidiary or any Immaterial Subsidiary) after the date of this Indenture, then that newly acquired or created Restricted Subsidiary shall, within ten Business Days of the date on which it was acquired or created, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and this Indenture on the terms set forth in this Indenture. Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of this Indenture until released in accordance with Section 10.6.
     (b) If TNCLP becomes a Wholly Owned Subsidiary, TNCLP and TNLP shall, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which TNCLP and TNLP shall fully and unconditionally guarantee all of Issuer’s obligations under the Notes and this Indenture on the terms set forth in Article 10. Thereafter, each of TNCLP and TNLP shall be a Guarantor for all purposes of this Indenture until released in accordance with Section 10.6.
     SECTION 4.6 SEC Reports. Whether or not Terra Capital is then subject to Section 13(a) or 15(d) of the Exchange Act, Terra Capital and the Guarantors shall electronically file with the Commission, so long as the Notes are outstanding, the annual reports, quarterly reports and other periodic reports that Terra Capital would be required to file with the Commission pursuant to Section 13(a) or 15(d) if Terra Capital were so subject, and such documents shall be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which Issuer would be required so to file such documents if Terra Capital were so subject, unless, in any case, if such filings are not then permitted by the Commission.
     If such filings with Commission are not then permitted by the Commission, or such filings are not generally available on the Internet free of charge, Issuer will, within 15 days of each Required Filing Date, transmit by mail to noteholders, as their names and addresses appear in the Note register, without cost to such noteholders, and file with the Trustee copies of the annual reports, quarterly reports and other periodic reports that Issuer would be required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if Issuer were subject to such Section 13(a) or 15(d), and promptly upon written request, supply copies of such documents to any prospective holder or beneficial owner at Issuer’s cost.
     So long as the rules and regulations of the Commission would allow (including pursuant to any applicable exemptive relief) the Issuer to file periodic reports or information (if they were required by the Exchange Act to file such reports or information) on a consolidated or combined basis, the Issuer will be deemed to have satisfied their requirements in the above paragraphs if Parent files the reports and other information of the types otherwise so required within the applicable time periods. Parent or the Issuer, as applicable, also will comply with other provisions of TIA § 314(a).
     SECTION 4.7 Compliance Certificate. Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of Issuer an Officers’ Certificate, one of the signers of which shall be the principal executive, financial or accounting officer of Issuer, stating that in the course of the performance by the signers of their duties as Officers of Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action Issuer is taking or proposes to take with respect thereto. Issuer and the Guarantors also shall comply with TIA Section 314(a)(4).
     SECTION 4.8 Change of Control.
     (a) Upon the occurrence of a Change of Control, each Holder shall have the right to require Terra Capital to purchase all or a portion (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption), in accordance with the terms contemplated in Section 4.8(b) (a “Change of Control Offer”).
     (b) Within 30 days following any Change of Control, Terra Capital shall mail a notice to each Holder, with a copy to the Trustee, stating

     (1) that a Change of Control has occurred and that such Holder has the right to require Terra Capital to purchase such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on an interest payment date that is on or prior to the date fixed for purchase);
     (2) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and
     (3) the instructions as determined by Terra Capital, consistent with this Section 4.8, that a Holder must follow in order to have its Notes purchased.
     (c) On the purchase date, all Notes purchased by Terra Capital under this Section 4.8 shall be delivered to the Trustee for cancellation, and Terra Capital shall pay the purchase price plus accrued and unpaid interest, if any, to the Holders entitled thereto.
     (d) Terra Capital shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this Section 4.8. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.8, Terra Capital shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under the covenant described hereunder by virtue thereof.
     (e) Notwithstanding anything to the contrary in this Section 4.8, Terra Capital will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.8 and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer.
     (f) Notwithstanding anything to the contrary contained herein, a Change of Control Offer may be made in advance of a Change of Control, conditioned upon the consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time the Change of Control Offer is made.
     SECTION 4.9 Limitation on Incurrence of Indebtedness.
     (a) Parent will not, and will not permit any Restricted Subsidiary to, incur, directly or indirectly, any Indebtedness; provided that Parent or any Restricted Subsidiary may incur Indebtedness if, immediately after giving effect to such incurrence, the Consolidated Coverage Ratio is at least 2.0 to 1.0, so long as the aggregate Indebtedness incurred pursuant to this proviso by Restricted Subsidiaries that are not Guarantors does not exceed $150.0 million at any one time outstanding (this clause, the “Coverage Ratio Exception”).
     (b) The foregoing Section 4.9(a) will not prohibit incurrence of the following Indebtedness (collectively, “Permitted Indebtedness”):
     (1) the Notes issued on the Issue Date and any related Guarantees;
     (2) Indebtedness of Parent or any Restricted Subsidiary to the extent outstanding on the Issue Date (other than Indebtedness under the Credit Facilities);
     (3) Indebtedness of Parent or any Restricted Subsidiary under the Credit Facilities in an aggregate amount at any time outstanding pursuant to this clause (3) (including amounts outstanding on the date of this Indenture) not to exceed the greater of:
(x)	$225.0 million; and

(y)	the sum of (x) 70% of the net book value of the inventory of Parent and the Restricted Subsidiaries and (y) 85% of the net book value of the accounts receivable of Parent and the Restricted Subsidiaries, in each case determined on a consolidated basis in accordance with GAAP;
     (4) Refinancing Indebtedness in respect of Indebtedness incurred pursuant to the Coverage Ratio Exception, clause (1) of this paragraph (including the Exchange Notes and any Guarantees thereof), clause (2) of this paragraph (other than any Indebtedness owed to Parent or any of its Restricted Subsidiaries) or this clause (4);
     (5) Indebtedness owed by Parent or any Restricted Subsidiary to Parent or any Restricted Subsidiary; provided that
(x)	any such Indebtedness owed by Issuer shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Notes, and any such Indebtedness owed by any Guarantor (other than to Issuer or any other Guarantor) shall be subordinated by its terms to the prior payment in full in cash of all Obligations with respect to the Guarantee of such Guarantor; and

(y)	if such Indebtedness becomes held by a Person other than Parent or any Restricted Subsidiary, Parent or such Restricted Subsidiary shall be deemed to have incurred Indebtedness not permitted by this clause (5);
     (6) (x) the guarantee by Issuer or any Guarantor of Indebtedness of Issuer or a Guarantor and (y) the guarantee by any Restricted Subsidiary that is not a Guarantor of Indebtedness of any other Restricted Subsidiary that is not a Guarantor; provided that, in each case, the Indebtedness being guaranteed is incurred pursuant to the Coverage Ratio Exception or is Permitted Indebtedness;
     (7) Hedging Obligations;
     (8) industrial revenue bonds or similar tax-exempt Indebtedness, Purchase Money Indebtedness and Capital Lease Obligations of Parent or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any assets (including capital expenditures of Parent or any Restricted Subsidiary), and Refinancings thereof, in an aggregate amount not to exceed $25.0 million at any time outstanding;
     (9) Indebtedness of any Foreign Subsidiary in an aggregate amount not to exceed $50.0 million at any time outstanding;
     (10) Indebtedness represented by letters of credit in order to provide security for workers’ compensation claims, payment obligations in connection with self-insurance or similar requirements of Parent or any Restricted Subsidiary in the ordinary course of business;
     (11) customary indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the acquisition or disposition of any assets of Parent or any Restricted Subsidiary (other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such assets for the purpose of financing such acquisition);
     (12) obligations in respect of performance bonds and completion, guarantee, surety and similar bonds in the ordinary course of business;
     (13) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds; provided that such Indebtedness is extinguished within five Business Days of incurrence;
     (14) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

     (15) Indebtedness consisting of take-or-pay obligations contained in supply agreements relating to products, services or commodities of a type that Parent or any of its Subsidiaries uses or sells in the ordinary course ofbusiness;
     (16) Indebtedness the net proceeds of which are used solely to pay Federal, state or local taxes arising as a result of any recharacterization of TNCLP or TNLP as an association taxable as a corporation as a result of changes after the Issue Date in law, regulation or the interpretation thereof by governmental authorities;
     (17) Acquired Indebtedness; provided that after giving effect to such acquisition or merger, either
     (i) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or
     (ii) the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;
     (18) the guarantee by Parent or any Restricted Subsidiary of up to $25.0 million at any one time of Indebtedness of Joint Ventures; and
     (19) additional Indebtedness in an aggregate amount not to exceed the greater of (x) $75.0 million and (y) 4% of the Total Assets at any time outstanding.
     (c) For purposes of determining compliance with this Section 4.9, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (19) above or is entitled to be incurred pursuant to the Coverage Ratio Exception, Issuer shall, in its sole discretion, classify such item of Indebtedness and may divide and classify such Indebtedness in more than one of the types of Indebtedness described (except that Indebtedness outstanding under the Credit Facilities on the Issue Date shall be deemed to have been incurred under clause (3) above) and may later reclassify such item into any one or more of the categories of Indebtedness described in clauses (3) through (18) above (provided that at the time of reclassification it meets the criteria in such category or categories). The maximum amount of Indebtedness that Parent or any Restricted Subsidiary may incur pursuant to this Section 4.9 will not be deemed to be exceeded solely as the result of fluctuations in the exchange rates of currencies. In determining the amount of Indebtedness outstanding under one of the clauses above, the outstanding principal amount of any particular Indebtedness of any Person shall be counted only once and any obligation of such Person or any other Person arising under any guarantee, Lien, letter of credit or similar instrument supporting such Indebtedness shall be disregarded so long as it is permitted to be incurred by the Person or Persons incurring such obligation.
     (d) Notwithstanding the foregoing, Parent will not, and will not permit Issuer or any other Guarantor to, incur any Indebtedness that purports to be by its terms (or by the terms of any agreement or instrument governing such Indebtedness) subordinated to any other Indebtedness of Parent, Issuer or of such other Guarantor, as the case may be, unless such Indebtedness is also by its terms made subordinated to the Notes or the Guarantee of such Guarantor, as applicable, to at least the same extent as such Indebtedness is subordinated to such other Indebtedness of Issuer or such Guarantor, as the case may be.
     SECTION 4.10 Limitation on Restricted Payments.
     (a) Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, declare or make a Restricted Payment if
     (1) a Default has occurred and is continuing or would result therefrom;
     (2) Issuer could not incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

     (3) the aggregate amount of such Restricted Payment together with all other Restricted Payments (the amount of any Restricted Payments made in assets other than cash to be valued at its Fair Market Value) declared or made since the Issue Date (other than any Restricted Payment described in clause (2), (3), (4), (5), (6), (7), (8), (9), (10) or (11) of Section 4.10(b)) would exceed the sum (the “Basket”) of:
     (i) the sum of (x) $275.0 million and (y) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from June 30,2009 to the end of the most recent fiscal quarter prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus
     (ii) the aggregate Net Cash Proceeds received by Parent from the issuance and sale (other than to a Subsidiary of Parent) of Qualified Stock subsequent to the Issue Date; plus
     (iii) the amount by which Indebtedness or Disqualified Stock incurred or issued subsequent to the Issue Date is reduced on Parent’s consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of Parent) into Qualified Stock (less the amount of any cash, or the Fair Market Value of any other asset, distributed by Parent or any Restricted Subsidiary upon such conversion or exchange); provided that such amount shall not exceed the aggregate Net Cash Proceeds received by Parent or any Restricted Subsidiary from the issuance and sale (other than to a Subsidiary of Parent) of such Indebtedness or Disqualified Stock; plus
     (iv) to the extent not included in the calculation of the Consolidated Net Income referred to in (i), an amount equal to, without duplication;
(x)	100% of the aggregate net proceeds (including the Fair Market Value of assets other than cash) received by Parent or any Restricted Subsidiary upon the sale or other disposition of any Investment (other than a Permitted Investment) made by Parent or any Restricted Subsidiary since the Issue Date; plus

(y)	the net reduction in Investments (other than Permitted Investments) in any Person resulting from dividends, repayments of loans or advances or other Transfers of assets subsequent to the Issue Date, in each case to Parent or any Restricted Subsidiary from such Person; plus

(z)	to the extent that the Basket was reduced as the result of the designation of an Unrestricted Subsidiary, the portion (proportionate to Parent’s direct and indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is redesignated, or liquidated or merged into, a Restricted Subsidiary.
     (b) The provisions of Section 4.10(a) shall not prohibit the following:
     (1) dividends paid within 90 days after the date of declaration thereof if at such date of declaration such dividend would have been permitted under this Indenture;
     (2) dividends on the Capital Stock of Parent in an amount not to exceed $15.0 million in any fiscal quarter;
     (3) a one-time dividend on the Capital Stock of the Parent in an amount not to exceed $750 million and declared and paid prior to January 31,2010;
     (4) any repurchase, redemption, retirement or other acquisition of Capital Stock or Subordinated Obligations made in exchange for, or out of the proceeds of the substantially concurrent issuance and sale (other than to a Subsidiary of Parent) of, Qualified Stock or, with respect to any such Subordinated Obligations, in exchange for or out of the proceeds of the substantially concurrent incurrence and sale (other than to a Subsidiary of

Parent) of Refinancing Indebtedness thereof; provided that (x) no such exchange or issuance and sale shall increase the Basket and (y) no Default has occurred and is continuing or would occur as a consequence thereof;
     (5) the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Common Stock of Parent pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover tactics; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this Section (all as determined in good faith by the Board of Directors);
     (6) payments by Parent or any Restricted Subsidiary in respect of Indebtedness of Parent or any Restricted Subsidiary owed to Parent or another Restricted Subsidiary;
     (7) repurchases of Capital Stock deemed to occur upon the exercise of stock options or warrants if such Capital Stock represents a portion of the exercise price thereof and repurchases of Capital Stock deemed to occur upon the withholding of a portion of the Capital Stock granted or awarded to an employee to pay for the taxes payable by such employee upon such grant or award;
     (8) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued after the Issue Date; provided that, at the time of the issuance of such Designated Preferred Stock and after giving pro forma effect thereto, Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception;
     (9) if no Default has occurred and is continuing or would occur as a consequence thereof, the declaration and payment of dividends to holders of any class or series of Disqualified Stock issued in accordance with Section 4.9 above;
     (10) repurchases of the Capital Stock of the Parent pursuant to a stock buyback program of the Parent so long as before and after giving effect to such repurchases the Consolidated Leverage Ratio is less than 3.0 to 1.0; provided that any such repurchases of Capital Stock shall not be exceed $25.0 million in any twelve month period and shall not exceed $75.0 million in the aggregate; or
     (11) Restricted Payments in an aggregate amount since the Issue Date not to exceed the greater of $45.0 million and 3% of Total Assets at the time made.
     SECTION 4.11 Limitation on Liens. Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, incur any Lien that secures any Indebtedness on any asset of Parent or any Restricted Subsidiary (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens, unless the Notes and the Guarantees are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such a Lien; provided that if the obligations so secured are subordinated by their terms to the Notes or a Guarantee, the Lien securing such obligations will also be so subordinated by its terms to the Notes and the Guarantees at least to the same extent.
     SECTION 4.12 Limitation on Transactions with Affiliates. (a) Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, in one transaction or series of related transactions, transfer any of its assets to, or purchase any assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any affiliate of Parent (an “Affiliate Transaction”), unless the terms thereof are no less favorable to Parent or such Restricted Subsidiary than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person that is not such an affiliate. The Board of Directors must approve each Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $10.0 million. This approval must be evidenced by a board resolution that states that such board has determined that the transaction complies with the foregoing provisions. If Parent or any Restricted Subsidiary enters into an Affiliate Transaction that involves aggregate payments or other assets or services with a Fair Market Value in excess of $30.0 million, then prior to the consummation of such Affiliate Transaction, Parent must obtain a favorable opinion from an Independent Financial Advisor that it has determined such Affiliate Transaction to be fair, from a financial point of view, to the Holders, and deliver that opinion to the Trustee.
     (b) The provisions of clause (a) above will not prohibit the following:
     (1) transactions exclusively between or among (a) Parent and one or more Restricted Subsidiaries or (b) Restricted Subsidiaries; provided, in each case, that no affiliate of Parent (other than another Restricted Subsidiary) owns Capital Stock in any such Restricted Subsidiary;
     (2) customary director, officer and employee compensation (including bonuses) and other benefits (including retirement, health, stock option and other benefit plans) and indemnification arrangements, in each case approved by the Board of Directors;
     (3) the entering into of a tax sharing agreement, or payments pursuant thereto, between Parent and/or one or more Subsidiaries, on the one hand, and any other Person with which Parent or such Subsidiaries are required or permitted to file a consolidated tax return or with which Parent or such Subsidiaries are part of a consolidated group for tax purposes, on the other hand, which payments by Parent and the Restricted Subsidiaries are not in excess of the tax liabilities that would have been payable by them on a stand-alone basis;
     (4) Restricted Payments which are made in accordance with Section 4.10 and Investments constituting Permitted Investments;
     (5) any transaction with an affiliate where the only consideration paid by Parent or any Restricted Subsidiary is Qualified Stock;
     (6) the provision of management, financial and operational services by Parent and its Subsidiaries to affiliates of Parent in which Parent or any Restricted Subsidiary has an Investment and the payment of compensation for such services; provided that the Board of Directors has determined that the provision of such services is in the best interests of Parent and the Restricted Subsidiaries;
     (7) transactions between Parent or any Subsidiary and any Securitization Entity in connection with a Qualified Securitization Transaction, in each case provided that such transactions are not otherwise prohibited by this Indenture;
     (8) transactions with a Person that is an affiliate solely because Parent or any Restricted Subsidiary owns Capital Stock in such Person; provided that no affiliate of Parent (other than a Restricted Subsidiary) owns Capital Stock in such Person;
     (9) purchases and sales of raw materials or inventory in the ordinary course of business on market terms; or
     (10) any agreement as in effect as of the Issue Date, or any amendment thereto or renewal or replacement thereof (so long as any such amendment, renewal or replacement is not disadvantageous to the holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date).
     SECTION 4.13 Limitation on Asset Sales.
     (a) Parent will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Sale unless:
     (i) Parent or such Restricted Subsidiary receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets (the value of such consideration and the value of such assets both measured as of the date of the definitive agreement with respect to such Asset Sale) included in such Asset Sale; and

     (ii) except in the case of a Permitted Asset Swap, at least 75% of the total consideration received in such Asset Sale consists of cash, Temporary Cash Investments or assets referred to in clause (c) below, in each case, valued at the Fair Market Value thereof, or a combination of the foregoing.
     (b) For purposes of Section 4.13(a)(ii) above, the following shall be deemed to be cash:
(x)	the amount (without duplication) of any Indebtedness (other than Subordinated Obligations) of Parent or such Restricted Subsidiary that is expressly assumed by the Transferee in such Asset Sale and with respect to which Parent or such Restricted Subsidiary, as the case may be, is unconditionally released by the holder of such Indebtedness;

(y)	the amount of any obligations received from such Transferee that are within 60 days repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (to the extent of the cash or Temporary Cash Investments actually so received); and

(z)	any Designated Non-cash Consideration received by Parent or any Restricted Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this provision that is at the time outstanding, not to exceed 2% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value.
     (c) If at any time any non-cash consideration received by Parent or any Restricted Subsidiary in connection with any Asset Sale is repaid, converted into or sold or otherwise disposed of for cash or Temporary Cash Investments (other than interest received with respect to any such non-cash consideration), then the date of such repayment, conversion, sale or other disposition shall be deemed to constitute the date of an Asset Sale hereunder and the Net Available Proceeds thereof shall be applied in accordance with this Section 4.13.
     (d) If Parent or any Restricted Subsidiary engages in an Asset Sale, Parent or a Restricted Subsidiary shall, no later than 365 days following the consummation thereof, apply an amount equal to all or any of the Net Available Proceeds therefrom as follows:
     (i) to repay or otherwise retire amounts owing under the Credit Facilities in accordance with the Credit Facilities;
     (ii) to repay or otherwise retire amounts owing under other Indebtedness (other than Subordinated Obligations) and to correspondingly reduce commitments with respect thereto; and/or
     (iii) to make (i) an investment in or expenditure for assets (including Capital Stock of any Person) that replace the assets that were the subject of the Asset Sale or in assets (including Capital Stock of any Person) that will be used in the Permitted Business or (ii) capital expenditures that will be used in the Permitted Business (or, in each case of (i) and (ii), enter into a binding commitment for any such investment or expenditure); provided that such binding commitment shall be treated as a permitted application of the Net Available Proceeds from the date of such commitment until and only until the earlier of (x) the date on which such investment or expenditure is consummated and (y) the 180th day following the expiration of the aforementioned 365-day period. If the investment or expenditure contemplated by such binding commitment is not consummated on or before the 180th day, such Net Available Proceeds shall be deemed not to have been applied or invested as provided in this paragraph.
     (e) The amount of Net Available Proceeds not applied or invested as provided in Section 4.13(d) will constitute “Excess Proceeds.”

     (f) When the aggregate amount of Excess Proceeds not theretofore subject to a Net Proceeds Offer (as defined below) equals or exceeds $20.0 million, Issuer shall, not later than 10 Business Days after the end of the period during which Issuer is required to apply such Excess Proceeds pursuant to Section 4.13(d) (or, if Issuer so elects, at any time within such period), make an offer (a “Net Proceeds Offer”) to purchase from the Holders of Notes (determined on a pro rata basis according to the accreted value or principal amount, as the case may be, of the Notes), subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, that may be purchased out of the Excess Proceeds (rounded down to the nearest multiple of $1,000) on such date, at a purchase price equal to 100% of the principal amount of such Notes, plus accrued and unpaid interest, if any, to the date of purchase. Upon completion of a Net Proceeds Offer the amount of Excess Proceeds shall be reduced to zero. To the extent that the aggregate Offered Price of Notes tendered pursuant to a Net Proceeds Offer is less than the Excess Proceeds (such shortfall constituting a “Net Proceeds Deficiency”), Issuer may use the Net Proceeds Deficiency, or a portion thereof, for any purpose not prohibited by the Indenture.
     (g) Within 30 days after Issuer becomes obligated to make a Net Proceeds Offer, Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, at the address appearing in the Notes Register, a written notice stating that the Holder may elect to have his Notes purchased by Issuer either in whole or in part (subject to prorationing as hereinafter described in the event the Net Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice, which shall govern the terms of the Net Proceeds Offer, shall include such disclosures as are required by law and shall specify (i) that the Net Proceeds Offer is being made pursuant to this Section 4.13; (ii) the purchase price (including the amount of accrued interest, if any) for each Note and the purchase date not less than 30 days nor more than 60 days after the date of such notice (the “Purchase Date”); (iii) that any Note not tendered or accepted for payment will continue to accrue interest in accordance with the terms thereof; (iv) that, unless Issuer defaults on making the payment, any Note accepted for payment pursuant to the Net Proceeds Offer shall cease to accrue interest on and after the Purchase Date; (v) that Holders electing to have Notes purchased pursuant to a Net Proceeds Offer will be required to surrender their Notes to the Paying Agent at the address specified in the notice at least three Business Days prior to the Purchase Date and must complete any form letter of transmittal proposed by Issuer and acceptable to the Trustee and the Paying Agent; (vi) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than one Business Day prior to the Purchase Date, a telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes the Holder delivered for purchase, the Note certificate number (if any) and a statement that such Holder is withdrawing its election to have such Notes purchased; (vii) that if Notes in a principal amount in excess of the aggregate principal amount which Issuer has offered to purchase are tendered pursuant to the Net Proceeds Offer, Issuer shall purchase Notes on a pro rata basis among the Notes tendered (with such adjustments as may be deemed appropriate by Issuer so that only Notes in denominations of $2,000 or integral multiples of $1,000 in excess thereof shall be acquired); (viii) that Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered; and (ix) the instructions that Holders must follow in order to tender their Notes.
     (h) Not later than the date upon which written notice of a Net Proceeds Offer is delivered to the Trustee as provided below, Issuer shall deliver to the Trustee an Officers’ Certificate as to (i) the amount of the Net Proceeds Offer (the “Net Proceeds Offer Amount”), (ii) the allocation of the Net Available Proceeds from the Asset Sales pursuant to which such Net Proceeds Offer is being made, and (iii) the compliance of such allocation with the provisions of Section 4.13(a). Upon the expiration of the period for which the Net Proceeds Offer remains open (the “Net Proceeds Offer Period”), Issuer shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by Issuer. Not later than 11:00 a.m. (New York City time) on the Purchase Date, Issuer shall irrevocably deposit with the Trustee or with a paying agent (or, if Issuer is acting as Paying Agent, segregate and hold in trust) an amount in cash sufficient to pay the Net Proceeds Offer Amount for all Notes properly tendered to and accepted by Issuer. The Trustee shall, on the Purchase Date, mail or deliver payment to each tendering Holder in the amount of the purchase price.
     (i) Holders electing to have a Note purchased will be required to surrender the Note, together with all necessary endorsements and other appropriate materials duly completed, to Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders will be entitled to withdraw their election in whole or in part if the Trustee or Issuer receives not later than one Business Day prior to the Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note (which shall be $1,000 or an integral multiple thereof) which was delivered for purchase by the Holder, the aggregate principal amount of such Note (if any) that remains subject to the original notice of the Net Proceeds Offer and that has been or will be delivered for purchase by Issuer and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Net Proceeds Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Net Proceeds Offer Amount, Issuer shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by Issuer so that only securities in denominations of $2,000, or integral multiples of $1,000 in excess thereof, shall be purchased). Holders whose Notes are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.
     (j) A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.
     (k) In the event of the Transfer of substantially all (but not all) of the assets of Parent and the Restricted Subsidiaries as an entirety to a Person in a transaction covered by and effected in accordance with Section 5.1 the Transferee shall be deemed to have sold for cash at Fair Market Value the assets of Parent and the Restricted Subsidiaries not so Transferred for purposes of this Section 4.13, and shall comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale (with such Fair Market Value being deemed to be Net Available Proceeds for such purpose).
     (l) Issuer shall comply, to the extent applicable, with the requirements of Section 14(d) of the Exchange Act and any other securities laws or regulations in connection with any purchase of Notes pursuant to this Indenture. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Indenture, Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Indenture by virtue thereof.
     SECTION 4.14 Limitation on Dividend and Other Restrictions Affecting Restricted Subsidiaries.
     Parent shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:
     (a) pay dividends or make any other distributions on its Capital Stock to Parent or any other Restricted Subsidiary or pay any Indebtedness owed to Parent or any other Restricted Subsidiary,
     (b) make any loans or advances to, or guarantee any Indebtedness of, Parent or any other Restricted Subsidiary, or
     (c) Transfer any of its assets to Parent or any other Restricted Subsidiary, except:
     (1) any encumbrance or restriction (A) pursuant to an agreement in effect at or entered into on the Issue Date (including this Indenture and the Credit Facilities), as such encumbrance or restriction is in effect on the Issue Date and (B) in the Credit Facilities having the effect of restricting Issuer or any Restricted Subsidiary from taking any of the actions described in clauses (a), (b) or (c) above with respect to, Parent or any intermediate holding company between Parent and Issuer;
     (2) restrictions on the Transfer of assets subject to any Lien permitted under the Indenture imposed by the holder of such Lien;
     (3) restrictions on the Transfer of assets imposed under any agreement to sell such assets permitted under this Indenture pending the closing of such sale;
     (4) any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the assets of any Person, other than the Person or the assets of the Person so acquired;

     (5) customary provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements entered into in the ordinary course of business that restrict the Transfer of ownership interests in or the payment of dividends or distributions from such partnership, limited liability company, joint venture or similar Person;
     (6) Purchase Money Indebtedness and Capital Lease Obligations incurred pursuant to clause (8) of the definition of “Permitted Indebtedness” that impose restrictions of the nature described in clause (c) above on the assets acquired;
     (7) any encumbrances or restrictions imposed by any amendments or Refinancings of the contracts, instruments or obligations referred to in clause (1), (4) or (6) above; provided that such amendments or Refinancings are, in the good faith judgment of the Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those prior to such amendment or Refinancing;
     (8) covenants to maintain net worth, total assets or liquidity and similar financial responsibility covenants under contracts with customers or suppliers in the ordinary course of business;
     (9) any such encumbrance or restriction consisting of customary provisions in leases governing leasehold interests to the extent such provisions restrict the Transfer of the lease or the property leased thereunder;
     (10) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement in effect on or prior to the date on which such Restricted Subsidiary became a Subsidiary of Parent (and, in the case of any Indebtedness of any such Restricted Subsidiary, any Refinancing thereof);
     (11) any encumbrances or restrictions with respect to a Foreign Subsidiary pursuant to an agreement relating to any Indebtedness incurred by such Foreign Subsidiary, so long as such encumbrances or restrictions apply to only such Foreign Subsidiary or any Subsidiary of such Foreign Subsidiary; and
     (12) any restriction imposed by applicable law.
     SECTION 4.15 Limitation on Sale and Leaseback Transactions.
     Parent will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction; provided that Parent or any Restricted Subsidiary may enter into a Sale and Leaseback Transaction if:
     (1) Parent or such Restricted Subsidiary could have
(x)	incurred Indebtedness in an amount equal to the Attributable Debt relating to such Sale and Leaseback Transaction pursuant to Section 4.9, and

(y)	incurred a Lien to secure such Indebtedness pursuant to Section 4.1l;
     (2) the gross cash proceeds of such Sale and Leaseback Transaction are at least equal to the Fair Market Value of the asset that is the subject of such Sale and Leaseback Transaction; and
     (3) the Transfer of the asset in such Sale and Leaseback Transaction is permitted by, and Issuer applies the proceeds of such transaction in compliance with Section 4.13.
     SECTION 4.16 Payments for Consent. Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

     SECTION 4.17 Conduct of Business. Parent shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than the Permitted Business.
     SECTION 4.18 Maintenance of Properties; Insurance; Compliance with Law. (a) Subject to, and in compliance with, the provisions of Article Twelve, the Company shall, and shall cause each of its Restricted Subsidiaries to, at all times cause all material assets used or useful in the conduct of their respective businesses to be maintained and kept in reasonably satisfactory condition, repair and working order (reasonable wear and tear excepted) and supplied with all necessary equipment, and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereto; provided, however, that nothing in this Section 4.18(a) shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the operation and maintenance of any of such material assets if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole.
     (b) The Company shall, and shall cause each of its Restricted Subsidiaries to, at all times maintain insurance with respect to such of its assets with responsible and reputable insurers, against such risks, casualties and contingencies and in such types and amounts, and with such deductibles, retentions and co-insurance provisions, as are consistent with sound business practice for businesses owning similar assets in the same general area in which the Company or such Restricted Subsidiary operates.
     (c) The Company shall, and shall cause each of its Restricted Subsidiaries to, comply with all statutes, laws, ordinances or government rules and regulations to which they are subject the non-compliance with which would, individually or in the aggregate, materially adversely affect the business, financial condition or results of operations of the Company and its Restricted Subsidiaries taken as a whole.
     SECTION 4.19 Covenant Suspension.
     (a) If on any date following the Issue Date (i) the Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenants (the “Suspended Covenants”) described under:
     (1) Section 4.9;
     (2) Section 4.10
     (3) Section 4.12;
     (4) Section 4.13;
     (5) Section 4.14;
     (6) Section 4.15;
     (7) Section 4.5;
     (8) Section 5.1(d)(1);
     (9) Section 4.17; and
     (10) Section 4.8.
     (b) In the event that Parent and the Restricted Subsidiaries are not subject to the Suspended Covenants under this Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) (a) one or both of the Rating Agencies withdraw their Investment Grade Rating or downgrade the rating assigned to the Notes below an Investment Grade Rating or (b) Parent or any of its affiliates enters into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Notes below an Investment Grade Rating, then Parent and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants under the Indenture with respect to future events. The period beginning on the day of a Covenant Suspension Event and ending on a Reversion Date is called a “Suspension Period.”
     (c) On each Reversion Date, all Indebtedness incurred, or Disqualified Stock or Preferred Stock issued, during the Suspension Period will be deemed to have been outstanding on the Issue Date, so that it is classified as permitted under Section 4.9(b)(2). Calculations made after the Reversion Date of the amount available to be made as Restricted Payments under Section 4.10 will be made as though the covenant described under Section 4.10 had been in effect since the Issue Date and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under the first paragraph of Section 4.10 (but will not reduce any amounts available to be made as Restricted Payments under the second paragraph of Section 4.10). However, no Default or Event of Default will be deemed to have occurred on the Reversion Date (or thereafter) under any Suspended Covenant solely as a result of any actions taken by Parent or its Restricted Subsidiaries, or events occurring, during the Suspension Period. For purposes of the Section 4.13, on the Reversion Date, the unutilized Excess Proceeds amount will be reset to zero.
     SECTION 4.20 Stay, Extension and Usury Laws.
     The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.
ARTICLE 5.
SUCCESSOR COMPANY
     SECTION 5.1 Merger, Consolidation and Sale of Assets.
     (a) Parent will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Parent to Transfer) all or substantially all of Parent’s assets (determined on a consolidated basis for Parent and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless
     (1) either
     (i) Parent is the surviving or continuing Person; or
     (ii) the Person (if other than Parent) formed by such consolidation or into which Parent is merged or the Transferee of such assets (the “Parent Surviving Entity”):
(x)	is a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)	expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the Obligations of Parent under its Guarantee and the performance of every covenant under Parent’s Guarantee, this

Indenture and the Exchange and Registration Rights Agreement on the part of Parent to be performed or observed; and
     (2) each of the conditions specified in Section 5.1(d) is satisfied.
For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Parent, the Capital Stock of which constitutes all or substantially all of the assets of Parent (determined on a consolidated basis for Parent and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Parent.
     Upon any consolidation or merger in which Parent is not the continuing corporation, or any Transfer of all or substantially all of the assets of Parent in accordance with the foregoing, the Parent Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Parent under its Guarantee, this Indenture and the Exchange and Registration Rights Agreement with the same effect as if such Parent Surviving Entity had been named as such.
     (b) Issuer will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or Transfer (or cause or permit any Restricted Subsidiary of Issuer to Transfer) all or substantially all of Issuer’s assets (determined on a consolidated basis for Issuer and its Subsidiaries) whether as an entirety or substantially as an entirety to any Person, unless
     (1) either
     (i) Issuer is the surviving or continuing Person; or
     (ii) the Person (if other than Issuer) formed by such consolidation or into which Issuer is merged or the Transferee of such assets (the “Issuer Surviving Entity”):
(x)	is a corporation, limited liability company or partnership organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

(y)	expressly assumes, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes and the performance of every covenant under the Notes, this Indenture and the Exchange and Registration Rights Agreement on the part of Issuer to be performed or observed; and
     (2) each of the conditions specified in Section 5.1(d) is satisfied.
For purposes of the foregoing, the Transfer in a single transaction or series of related transactions of all or substantially all of the assets of one or more Restricted Subsidiaries of Issuer, the Capital Stock of which constitutes all or substantially all of the assets of Issuer (determined on a consolidated basis for Issuer and its Subsidiaries), shall be deemed to be the Transfer of all or substantially all of the assets of Issuer
     Upon any consolidation or merger in which Issuer is not the continuing corporation or any Transfer of all or substantially all of the assets of Issuer in accordance with the foregoing, the Issuer Surviving Entity shall succeed to, and be substituted for, and may exercise every right and power of, Issuer under the Notes, this Indenture and the Exchange and Registration Rights Agreement with the same effect as if such Issuer Surviving Entity had been named as such.
     (c) No Guarantor (other than Parent) will, and Parent will not cause or permit any such Guarantor to, consolidate with or merge with or into any Person unless
     (1) either

     (i) such Guarantor shall be the surviving or continuing Person; or
     (ii) the Person (if other than such Guarantor) formed by such consolidation or into which such Guarantor is merged shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee) executed and delivered to the Trustee, all of the obligations of such Guarantor under its Guarantee and the performance of every covenant under such Guarantor’s Guarantee, this Indenture and the Exchange and Registration Rights Agreement on the part of such Guarantor to be performed or observed; and
     (2) each of the conditions specified in Section 5.1 (other than clause (1) thereof) is satisfied.
The requirements of this paragraph (c) shall not apply to (x) a consolidation or merger of any Guarantor with and into Issuer or any other Guarantor, so long as Issuer or a Guarantor survives such consolidation or merger, or (y) a Transfer of any Guarantor that complies with Section 4.13.
     (d) The following additional conditions shall apply to each transaction described in paragraph (a), (b) or (c), except that clause (1) below shall not apply to a transaction described in paragraph (c):
     (1) immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred in connection with or in respect of such transaction), Parent (or the Parent Surviving Entity, if applicable)
(x)	could incur at least $1.00 of additional Indebtedness pursuant to the Coverage Ratio Exception; or

(y)	the Consolidated Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger; and
     (2) immediately before and immediately after giving effect to such transaction and the assumption contemplated above (including giving effect to any Indebtedness incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default has occurred and is continuing; and
     (3) Parent shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such transaction and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture, that all conditions precedent in this Indenture relating to such transaction have been satisfied and such supplemental indenture are enforceable.
     Opinions of Counsel required to be delivered under this Section or elsewhere in this Indenture may have qualifications customary for opinions of the type required, and counsel delivering such Opinions of Counsel may rely on certificates of Terra Capital or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.
     The successor entity pursuant to Section 5.1(a), (b) or (c) shall be the successor to Parent, Issuer or the applicable Guarantor, as the case may be, and shall succeed thereto and be substituted thereon, and may exercise every right and power thereof under this Indenture, but the predecessor entity in the case of a Transfer shall not be released from the obligation to pay the principal of and interest on the Notes.
ARTICLE 6.
DEFAULTS AND REMEDIES
     SECTION 6.1 Events of Default. Any of the following shall constitute an Event of Default:
     (i) default for 30 days in the payment when due of interest on any Note;

     (ii) default in the payment when due of principal on any Note, whether upon maturity, acceleration, optional redemption, required repurchase or otherwise;
     (iii) failure to perform or comply with Section 4.8;
     (iv) failure to perform or comply with any covenant, agreement or warranty in this Indenture (other than any specified in clause (i), (ii) or (iii) above) which failure continues for 60 days after written notice thereof has been given to Issuer by the Trustee or to Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the then outstanding Notes;
     (v) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Parent or any Restricted Subsidiary, whether such Indebtedness now exists or is created after the Issue Date, which
(x)	is caused by a failure to pay such Indebtedness at Stated Maturity (after giving effect to any grace period related thereto) (a “Payment Default”); or

(y)	results in the acceleration of such Indebtedness prior to its Stated Maturity;
and in each case, the principal amount of any such Indebtedness as to which a Payment Default or acceleration shall have occurred, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25.0 million or more;
     (vi) one or more final and non-appealable judgments, orders or decrees for the payment of money of $25.0 million or more, individually or in the aggregate, shall be entered against Parent or any Restricted Subsidiary or any of their respective properties and which final and non-appealable judgments, orders or decrees are not covered by third party indemnities or insurance as to which coverage has not been disclaimed and are not paid, discharged, bonded or stayed within 60 days after their entry;
     (vii) a court having jurisdiction in the premises enters (x) a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (y) a decree or order adjudging Issuer, Parent or any of its Significant Subsidiaries a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Issuer, Parent or any of its Significant Subsidiaries under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days;
     (viii) Terra Capital, Parent or any Significant Subsidiary:
     (A) commences a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated a bankrupt or insolvent; or
     (B) consents to the entry of a decree or order for relief in respect of Issuer, Parent or any of its Significant Subsidiaries in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Issuer, Parent or any of its Significant Subsidiaries; or
     (C) files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law; or

     (D) consents to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of Issuer, Parent or any of its Significant Subsidiaries or of any substantial part of its property; or
     (E) makes an assignment for the benefit of creditors; or
     (F) admits in writing its inability to pay its debts generally as they become due; or
     (G) takes corporate action in furtherance of any such action; or
     (ix) the Guarantee of Parent or any Guarantor that is a Significant Subsidiary ceases to be in full force and effect (other than in accordance with the terms of such Guarantee and this Indenture) or is declared null and void and unenforceable or is found invalid or Parent or any Guarantor denies its liability under its Guarantee (other than by reason of release of a Guarantor from its Guarantee in accordance with the terms of this Indenture and the Guarantee).
     The term “Bankruptcy Law” means Title 11, United States Code, as amended, or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.
     Terra Capital shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (v) of this Section 6.1 and any event which with the giving of notice or the lapse of time would become an Event of Default under clause (iv) or (vi) of this Section 6.1, its status and what action Terra Capital is taking or proposes to take with respect thereto.
     SECTION 6.2 Acceleration. If an Event of Default occurs and is continuing (other than an Event of Default described in clause (vii) or (viii) of Section 6.1 with respect to Issuer or Parent), the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default described in clause (vii) or (viii) of Section 6.1 occurs with respect to Issuer or Parent, the principal of and interest on all the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders of the Notes. The Holders of a majority in aggregate principal amount of the outstanding Notes by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.
     SECTION 6.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
     The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are, to the extent permitted by law, cumulative.
     SECTION 6.4 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may waive any past or existing Default and its consequences except (i) a Default in the payment of the principal of or interest on a Note or (ii) a Default in respect of a provision that under Section 9.2 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

     SECTION 6.5 Control by Majority. The Holders of a majority in principal amount of the outstanding Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.1, that the Trustee determines is unduly prejudicial to the rights of any other Holder (it being understood that the Trustee shall have no duty to make such determination) or that would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to reasonable indemnification from the Holders satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
     SECTION 6.6 Limitation on Suits. Except to enforce the right to receive payment of principal or interest when due, a Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
     (1) such Holder has previously given the Trustee notice that an Event of Default is continuing;
     (2) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;
     (3) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;
     (4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and
     (5) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
     A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
     SECTION 6.7 Rights of Holders To Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal, premium (if any) or interest on the Notes held by such Holder, on or after the respective due dates therefor, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.
     SECTION 6.8 Collection Suit by Trustee. If an Event of Default specified in Section 6.1(i) or (ii) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against Terra Capital for the whole amount then due and owing (together with interest on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.7.
     SECTION 6.9 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Holders allowed in any judicial proceedings relative to Issuer, its creditors or its property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.7.
     SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order, subject to applicable law:
     FIRST: to the Trustee for amounts due under Section 7.7;

     SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest, respectively; and
     THIRD: to Terra Capital.
     The Trustee may, upon prior written notice to Terra Capital, fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, Terra Capital shall mail to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
     SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 or a suit by Holders of more than 10% in aggregate principal amount of the outstanding Notes.
ARTICLE 7.
TRUSTEE
     SECTION 7.1 Duties of Trustee.
     (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
     (b) Except during the continuance of an Event of Default:
     (1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and
     (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to theTrustee and conforming to the requirements of this Indenture. However, in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.
     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:
     (1) this paragraph does not limit the effect of paragraph (b) of this Section;
     (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and
     (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Sections 6.2 and 6.5.
     (d) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.
     SECTION 7.2 Rights of Trustee. Subject to Section 7.1,

     (a) The Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.
     (b) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers’ Certificate.
     (c) Before the Trustee acts or refrains from acting, the Trustee may consult with counsel, and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.
     (d) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity reasonably acceptable to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.
     (e) Prior to the occurrence of an Event of Default hereunder and after the cure or waiver of all Events of Default, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, Officers’ Certificate, or other request, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Notes then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigations, in the opinion of the Trustee, is not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require reasonable indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by Terra Capital or, if advanced by the Trustee, shall be repaid by Terra Capital on demand.
     (f) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.
     (g) Whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, or where information is required or necessary to be furnished by Terra Capital in order for the Trustee to act, the Trustee (unless otherwise evidence by herein specifically prescribed), shall not be liable for any action it takes or omits to take in good faith in reliance upon an Officers’ Certificate, or for any action taken or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture.
     (h) The Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of Terra Capital, except as otherwise specifically set forth in this Indenture, but the Trustee may require of Terra Capital full information and advice as to the performance of the covenants, conditions and agreements contained herein.
     (i) Except for (i) a default under Section 6.1 (i) or 6.1 (ii), (ii) the failure of Parent or Terra Capital to file any financial statements, documents or certificates specifically required to be filed with the Trustee pursuant to the provisions of this Indenture or (iii) any other event of which the Trustee has “actual knowledge” and which event constitutes a Default under this Indenture, the Trustee shall not be deemed to have notice of any default or event unless specifically notified in writing by Terra Capital or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding; as used herein, the term “actual knowledge” means the actual fact of knowing, without a duty to make any investigation with regard thereto.

     (j) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.
     (k) The permissive rights of the Trustee to perform acts enumerated in this Indenture shall not be construed as a duty.
     (l) The Trustee shall not be liable for any interest on any money received by it except as the Trustee may agree in writing with Terra Capital.
     (m) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
     (n) Delivery of reports, information and documents to the Trustee under Section 4.6 is for informational purposes only and the receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).
     SECTION 7.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with Parent or its respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.
     SECTION 7.4 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for Terra Capital’s use of the proceeds from the Notes, and it shall not be responsible for any statement of Terra Capital in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
     SECTION 7.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder notice of the Default within 90 days after it occurs. Except in the case of a Default in payment of principal of or interest on any Note (including payments pursuant to the mandatory redemption provisions of such Note, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.
     SECTION 7.6 Reports by Trustee to Holders. As promptly as practicable after each May 15 beginning with the May 15 following the date of this Indenture, and in any event prior to July 15 in each year, the Trustee shall mail to each Holder a brief report dated as of May 15 that complies with TIA § 313(a). The Trustee also shall comply with TIA § 313(b). Prior to delivery to the Holders, the Trustee shall deliver to Terra Capital a copy of any report it delivers to Holders pursuant to this Section 7.6.
     SECTION 7.7 Compensation and Indemnity. Terra Capital shall pay to the Trustee from time to time such reasonable compensation for its services as Terra Capital and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Terra Capital shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to such compensation for its services, except any such expense, disbursement or advance as may arise from its negligence, willful misconduct or bad faith. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Trustee shall provide Terra Capital reasonable notice of any expenditure not in the ordinary course of business. Terra Capital shall indemnify each of the Trustee and any predecessor Trustees against any and all loss, damage, claim, liability or expense (including attorneys’ fees and expenses) (other than taxes applicable to the Trustee’s compensation hereunder) incurred by it in connection with the acceptance or administration of this trust and the performance of its duties hereunder. The Trustee shall notify Terra Capital promptly of any claim for which it may seek indemnity.

     Failure by the Trustee to so notify Terra Capital shall not relieve Terra Capital of its obligations hereunder. Terra Capital shall defend the claim and the Trustee shall cooperate in the defense of such claim. The Trustee may have separate counsel at its own expense. If, however, representation in any defense by Terra Capital and its counsel would in the opinion of counsel to the Trustee create a conflict of interest, Terra Capital shall pay the expense of separate counsel to the Trustee. Terra Capital need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee through the Trustee’s own willful misconduct, negligence or bad faith. Terra Capital need not pay for any settlement made without its written consent.
     To secure Terra Capital’s payment obligations in this Section, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.
     Terra Capital’s payment obligations pursuant to this Section shall survive the discharge of this Indenture and the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of an Event of Default specified in Section 6. 1(vii) or (viii) with respect to Terra Capital, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.
     SECTION 7.8 Replacement of Trustee. The Trustee may resign at any time upon 30 days notice to Terra Capital. The Holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. Terra Capital shall remove the Trustee if:
     (1) the Trustee fails to comply with Section 7.10;
     (2) the Trustee is adjudged bankrupt or insolvent;
     (3) a receiver or other public officer takes charge of the Trustee or its property; or
     (4) the Trustee otherwise becomes incapable of acting.
     If the Trustee resigns, or is removed by Terra Capital or by the Holders of a majority in principal amount of the outstanding Notes and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), Terra Capital shall promptly appoint a successor Trustee.
     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to Terra Capital. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.
     If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of 10% in principal amount of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     Notwithstanding the replacement of the Trustee pursuant to this Section, Terra Capital’s obligations under Section 7.7 shall continue for the benefit of the retiring Trustee.
     SECTION 7.9 Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, so long as such corporation is eligible under this Article 7 and TIA § 310(a).

     In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.
     SECTION 7.10 Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of Terra Capital are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.
     SECTION 7.11 Preferential Collection of Claims Against Terra Capital. The Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 31 1(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated.
ARTICLE 8.
DISCHARGE OF INDENTURE; DEFEASANCE
     SECTION 8.1 Discharge of Liability on Notes; Defeasance.
     (a) When (i) Terra Capital delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3, and Terra Capital irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption all outstanding Notes, including interest thereon, and if in either case Terra Capital pays all other sums payable hereunder by Terra Capital, then this Indenture shall, subject to Section 8.1(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of Terra Capital accompanied by an Officers’ Certificate and an Opinion of Counsel that all conditions precedent provided for herein relating to satisfaction and discharge of this Indenture have been complied with and at the cost and expense of Terra Capital.
     (b) Subject to Sections 8.1(c) and 8.2, Terra Capital at any time may terminate (i) all its obligations under the Notes and this Indenture (“legal defeasance option”) or (ii) its obligations under Sections 4.4 through 4.19, inclusive, and the operation of Sections 6.1(iv), 6.1(v), 6.1(vi), 6.1(vii) (but only with respect to Significant Subsidiaries), 6.1 (viii) (but only with respect to Significant Subsidiaries), 6.1(ix) and 5.1(d)(1) and 5.1(d)(2)(“covenant defeasance option”). Terra Capital may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option.
     If Terra Capital exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default. If Terra Capital exercises its covenant defeasance option, payment of the Notes may not be accelerated due to a failure to comply with any of Sections 4.4 through 4.19, inclusive, or the operation of Section 6.1(iv), 6.1(v), 6.1(vi), 6.1(vii) (but only with respect to Significant Subsidiaries), 6.1 (viii) (but only with respect to Significant Subsidiaries) or 6.1(ix). If Terra Capital exercises its legal defeasance option or its covenant defeasance option, each Guarantor will be released from all of its obligations under Article 10.
     Upon satisfaction of the conditions set forth herein and upon request of Terra Capital, the Trustee shall acknowledge in writing the discharge of those obligations that Terra Capital terminates.
     (c) Notwithstanding clauses (a) and (b) above, Terra Capital’s obligations in Sections 2.3,2.4,2.5,2.6,2.7, 7.7, 7.8, 8.3, 8.4, 8.5 and 8.6 shall survive until the Notes have been paid in full. Thereafter, Terra Capital’s obligations in Sections 7.7, 8.4 and 8.5 shall survive.

     SECTION 8.2 Conditions to Defeasance. Terra Capital may exercise its legal defeasance option or its covenant defeasance option only if:
     (1) Terra Capital irrevocably deposits in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide cash (without reinvestment) at such times and in such amounts as will be sufficient to pay principal and interest on the Notes (except Notes replaced pursuant to Section 2.7) to redemption or maturity, as the case may be;
     (2) Terra Capital delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all outstanding Notes (except Notes replaced pursuant to Section 2.7) to maturity or redemption, as the case may be;
     (3) 91 days pass after the deposit is made and during the 91-day period no Default specified in Section 6.1(vi) or (vii) with respect to Terra Capital occurs which is continuing at the end of the period;
     (4) no default exists under any Indebtedness of Parent or any Restricted Subsidiary;
     (5) Terra Capital delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;
     (6) Terra Capital shall have delivered to the Trustee an Opinion of Counsel stating that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable Federal income tax law);
     (7) Terra Capital delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with; and
     (8) Terra Capital shall have paid or duly provided for payment under terms mutually satisfactory to Terra Capital and the Trustee all amounts then due to the Trustee pursuant to Section 7.7.
     Opinions of Counsel required to be delivered under this Section may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of Terra Capital or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact.
     Before or after a deposit, Terra Capital may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.
     SECTION 8.3 Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to this Article 8. It shall apply the deposited money and the money from U.S. Government Obligations either directly or through the Paying Agent (including Terra Capital acting as its own Paying Agent as the Trustee may determine) and in accordance with this Indenture to the payment of principal of and interest on the Notes.
     SECTION 8.4 Repayment to Terra Capital. The Trustee and the Paying Agent shall notify Terra Capital of any excess money or securities held by them at any time and shall promptly turn over to Terra Capital upon request any excess money or securities held by them at any time.

     Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to Terra Capital upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to Terra Capital for payment as general creditors.
     SECTION 8.5 Indemnity for Government Obligations. Terra Capital shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations other than any such tax, fee or other charge which by law is for the account of the Holders of the defeased Notes; provided that the Trustee shall be entitled to charge any such tax, fee or other charge to such Holders’ account.
     SECTION 8.6 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, Terra Capital’s obligations under this Indenture and the Notes and the Guarantors’ obligations under this Indenture and the Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that (a) if Terra Capital has made any payment of interest on or principal of any Notes following the reinstatement of its obligations, Terra Capital shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent and (b) unless otherwise required by any legal proceeding or any order or judgment of any court or governmental authority, the Trustee or Paying Agent shall return all such money and U.S. Government Obligations to Terra Capital promptly after receiving a written request therefor at any time, if such reinstatement of Terra Capital’s obligations has occurred and continues to be in effect.
ARTICLE 9.
AMENDMENTS AND WAIVERS
     SECTION 9.1 Without Consent of Holders. Terra Capital and the Trustee may amend this Indenture or the Notes without notice to or consent of any Holder:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for the assumption by a successor Person of the obligations of Parent, Issuer or any Guarantor under this Indenture in accordance with Article 5;
     (3) to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code);
     (4) to add a Guarantor;
     (5) to release Parent or a Guarantor from its Guarantee when permitted by this Indenture;
     (6) to add to the covenants of Parent or Terra Capital for the benefit of the Holders or to surrender any right or power herein conferred upon Parent or Terra Capital;
     (7) to comply with any requirement of the SEC in connection with the qualification of this Indenture under the TIA;
     (8) to make any other change that does not materially adversely affect the rights of any Holder; or
     (9) to conform the text of this Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section of the Issuer’s Offering Circular dated October 19, 2009, relating to the initial offering of the Notes, to the extent that such provision in that “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes, which intent may be evidenced by an Officers’ Certificate to that effect.
     The consent of the Holders is not necessary under this Indenture to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
     After an amendment or waiver under this Section becomes effective, Terra Capital is required to mail to Holders a notice briefly describing such amendment or waiver. However, the failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of the amendment under this Section.
     SECTION 9.2 With Consent of Holders. Terra Capital and the Trustee may amend this Indenture, the Notes with the consent of the Holders of a majority of the aggregate principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange for the Notes) and any past default or compliance with any provision may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding. However, without the consent of each Holder of outstanding Notes affected thereby, no amendment may:
     (1) reduce the principal of or change the fixed maturity of any Note;
     (2) alter the provisions with respect to the redemption or purchase provisions of any Note or this Indenture in a manner adverse to the Holders of the Notes (other than the provisions of this Indenture relating to any offer to purchase required under Section 4.8);
     (3) waive a redemption or purchase payment due with respect to any Note;
     (4) reduce the rate of or change the time for payment of interest on any Note;
     (5) waive a Default in the payment of principal or interest on the Notes (except that Holders of at least a majority in aggregate principal amount of the then outstanding Notes may (x) rescind an acceleration of the Notes that resulted from a non-payment default and (y) waive the payment default that resulted from such acceleration);
     (6) make the principal of or interest on any Note payable in money other than United States Dollars;
     (7) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;
     (8) make the Notes or any Guarantee subordinated by their or its terms in right of payment to any other Indebtedness;
     (9) release Parent or any Guarantor that is a Significant Subsidiary from its Guarantee except in compliance with this Indenture; or
     (10) make any change in the amendment and waiver provisions of this Indenture.
     It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment or waiver. It is sufficient if such consent approves the substance of the proposed amendment or waiver.
     After an amendment or waiver under this Section becomes effective, Terra Capital shall mail to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver.

     SECTION 9.3 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Notes shall comply with the TIA as then in effect.
     SECTION 9.4 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. An amendment or waiver becomes effective once the requisite number of consents are received by Terra Capital or the Trustee. After an amendment or waiver becomes effective, it shall bind every Holder.
     Terra Capital may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
     SECTION 9.5 Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder.
     Alternatively, if Terra Capital or the Trustee so determines, Terra Capital in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
     SECTION 9.6 Trustee To Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 (other than Section 9.1(4)) if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.1) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment complies with the provisions of this Article 9.
ARTICLE 10.
GUARANTEES
     SECTION 10.1 Guarantees. Each Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns as primary obligor and not merely as a surety, on a senior basis, the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of Terra Capital under this Indenture and the Notes whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by the Guarantors being herein called the “Guaranteed Obligations”). The Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Guarantees. Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Guarantor and that such Guarantor will remain bound under this Article 10 notwithstanding any extension or renewal of any Guaranteed Obligation.
     Each Guarantor waives presentation to, demand of, payment from and protest to Terra Capital of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Notes or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (a) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against Terra Capital or any other Person under this Indenture, the Notes or any other agreement or otherwise; (b) any extension or renewal of any thereof; (c) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Notes or any other agreement; (d) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (e) the failure of any Holder or the

Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (f) any change in the ownership of such Guarantor.
     Each Guarantor further agrees that its Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.
     Except as expressly set forth in Sections 8.2, 10.2 and 10.6, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Guarantor or would otherwise operate as a discharge of such Guarantor as a matter of law or equity.
     Each Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of Terra Capital or otherwise.
     In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of Terra Capital to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any Guaranteed Obligation, each Guarantor hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of Terra Capital to the Holders and the Trustee.
     Each Guarantor agrees that it shall not be entitled to any right of subrogation in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations hereby may be accelerated as provided in Article 6 for the purposes of such Guarantor’s Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations, and (y) in the event of any declaration of acceleration of Guaranteed Obligations as provided in Article 6, the Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.
     Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.
     SECTION 10.2 Limitation on Liability. Any term or provision of this Indenture to the contrary notwithstanding, the maximum aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. To effectuate the foregoing intention, the obligations of each Guarantor (other than the Guarantee by Parent and each other parent company of Issuer) shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations hereunder, result in the obligations of such Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal, state or foreign law. Each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a contribution from each other Guarantor in an amount pro rata based on the net assets of each Guarantor.
     SECTION 10.3 Successors and Assigns. This Article 10 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Notes shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.
     SECTION 10.4 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 10 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 10 at law, in equity, by statute or otherwise.
     SECTION 10.5 Modification. No modification, amendment or waiver of any provision of this Article 10, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.
     SECTION 10.6 Release of Guarantor. A Guarantor will, by execution and delivery to the Trustee of a supplemental indenture satisfactory to the Trustee, be automatically and unconditionally released from its Guarantee upon either of the following:
(x)	any sale, exchange or transfer by Parent or any Restricted Subsidiary to any Person that is not an Affiliate of Parent of all of the Capital Stock of, or all or substantially all the assets of, such Restricted Subsidiary, which sale, exchange or transfer is made in accordance with the provisions of this Indenture; or

(y)	the designation of such Restricted Subsidiary as an Unrestricted Subsidiary or as an Immaterial Subsidiary in accordance with the provisions of this Indenture;
provided, in each such case, Parent has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in this Indenture relating to such transactions have been complied with and that such release is authorized and permitted under this Indenture.
     SECTION 10.7 Execution of Supplemental Indenture for Future Guarantors. Each Subsidiary which is required to become a Guarantor pursuant to Section 4.5 shall, and Terra Capital shall cause each such Subsidiary to, promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit F hereto pursuant to which such Subsidiary shall become a Guarantor under this Article 10 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, Terra Capital shall deliver to the Trustee an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors’ rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Guarantee of such Guarantor is a valid and legally binding obligation of such Guarantor, enforceable against such Guarantor in accordance with its terms.

ARTICLE 11.
MISCELLANEOUS
     SECTION 11.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. If this Indenture excludes any provision of the TIA that is required to be included, such provision shall be deemed included herein.
     SECTION 11.2 Notices. Any notice or communication shall be in writing and delivered in person, by overnight courier or facsimile (if to Terra Capital, with receipt confirmed by an Officer) or mailed by first-class mail addressed as follows:
     If to Terra Capital or any Guarantor:
TERRA INDUSTRIES INC.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
Attention: Chief Financial Officer
     If to the Trustee:
c/o U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107-2292
Attention: Corporate Trust Administration
     Terra Capital or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.
     Any notice or communication mailed or sent by overnight courier or facsimile to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.
     Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.
     Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.
     SECTION 11.3 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes. Terra Capital, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).
     SECTION 11.4 Certificate and Opinion as to Conditions Precedent. Upon any request or application by Terra Capital to the Trustee to take or refrain from taking any action under this Indenture, Terra Capital shall furnish to the Trustee to the extent required by the TIA or this Indenture:
     (1) an Officers’ Certificate (which in connection with the original issuance of the Notes need only be executed by one Officer for Terra Capital) in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
     (2) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.
     SECTION 11.5 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:
     (1) a statement that the individual making such certificate or opinion has read such covenant or condition;
     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (3) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (4) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided that an Opinion of Counsel can rely as to matters of fact on an Officers’ Certificate or a certificate of a public official.
     SECTION 11.6 When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by Terra Capital or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Parent shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Notes outstanding at the time shall be considered in any such determination.
     SECTION 11.7 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Holders. The Trustee shall provide Terra Capital reasonable notice of such rules. The Registrar and the Paying Agent may make reasonable rules for their functions.
     SECTION 11.8 Legal Holidays. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.
     SECTION 11.9 Governing Law. This Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
     SECTION 11.10 No Recourse Against Others. No recourse for the payment of the principal of or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of Terra Capital or any Guarantor in this Indenture, or in any of the Notes or the Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of Parent or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability. The waiver and release shall be part of the consideration for the issuance of the Notes.
     SECTION 11.11 Successors. All agreements of Terra Capital in this Indenture and the Notes shall bind Terra Capital’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

     SECTION 11.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
     SECTION 11.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
     SECTION 11.14 Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.
[SIGNATURES BEGIN ON FOLLOWING PAGE]

Terra Capital, Inc.
By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President and General Counsel

Terra Industries Inc.
Beaumont Ammonia Inc.
Beaumont Holdings Corporation
BMC Holdings Inc.
Port Neal Corporation
Terra Capital Holdings, Inc.
Terra Environmental Technologies Inc.
Terra Global Holding Company Inc.
Terra International, Inc.
Terra International (Oklahoma) Inc.
Terra Investment Fund LLC
Terra Investment fund II LLC
Terra Methanol Corporation
Terra Nitrogen Corporation
Terra Real Estate Corporation
Terra (U.K.) Holdings Inc.
Terra Mississippi Holdings Corp.
Terra Mississippi Nitrogen, Inc.
Terra Houston Ammonia, Inc.
Terra Nitrogen GP Holdings Inc.

By:	/s/ John W. Huey
	Name:	John W. Huey
	Title:	Vice President and General Counsel

[Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ R. Prokosch
	Name:	Richard Prokosch
	Title:	Vice President

[Indenture]

EXHIBIT A
[FACE OF NOTE]
TERRA CAPITAL, INC.
7.75% SENIOR NOTES DUE 2019
CUSIP:__________

No.___	$ ____________
     TERRA CAPITAL, INC., a Delaware corporation (the “Company”), promises to pay to Cede & Co., or registered assigns, the principal sum of               ($                ) Dollars on November 1, 2019.
     Interest Payment Dates: May 1 and November 1.
     Record Dates: April 15 and October 15.
     Additional provisions of this Note are set forth on the reverse side of this Note.
     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

TERRA CAPITAL, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
     U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Authorized Signatory
Date of Authentication:

[REVERSE OF NOTE]
7.75% SENIOR NOTES DUE 2019
1. Interest
     TERRA CAPITAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 26, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Exchange and Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder’s registered address.
3. Paying Agent and Registrar
     Initially, U.S. Bank National Association, a national banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.
4. Indenture
     The Company issued the Notes under an Indenture dated as of October 26, 2009 (the “Indenture”), among the Company, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its 7.75% Senior Notes due 2019 (the “Initial Notes”). The Notes include the Initial Notes and the Exchange Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Exchange and Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. § 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.
     The Notes are senior obligations of the Company limited to $600,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to incur Indebtedness, create Liens, pay dividends on or repurchase Capital Stock of Parent and its Affiliates, make investments, sell Assets, enter into transactions with Affiliates, limit dividends or other distributions from Restricted Subsidiaries, enter into Sale and Leaseback Transactions, engage in other businesses or merge, consolidate or transfer all or substantially all of the assets of Parent and its Restricted Subsidiaries.
     To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption
     (a) At any time prior to November 1, 2014, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.
     (b) Thereafter, the Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2014, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.875%
2015	102.583%
2016	101.292%
2017 and thereafter	100.000%
     (c) Notwithstanding the foregoing, at any time on or prior to November 1, 2012, the Company may at its option on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.750% of the principal amount, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent and its Subsidiaries); and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (d) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Indenture.
6. Notice of Redemption
     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
7. Change of Control
     Upon a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.
8. Exchange and Registration Rights Agreement
     The Holder of this Note is entitled to the benefits of an Exchange and Registration Rights Agreement, dated as of October 26, 2009, among the Company, the Guarantors and the Initial Purchasers named therein (as such may be amended from time to time, the “Exchange and Registration Rights Agreement”). Capitalized terms used in this subsection but not defined herein have the meanings assigned to them in the Exchange and Registration Rights Agreement.
     If (i) within 90 days after the Issue Date, neither the Exchange Offer Registration Statement nor the Shelf Registration Statement has been filed with the Commission; (ii) within 120 days after the Issue Date, the Exchange Offer Registration Statement or the Shelf Registration Statement, as applicable, has not been declared effective; (iii) within 150 days after the Issue Date, the Exchange Offer has not been consummated; or (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement has been declared effective, such Registration Statement thereafter ceases to be effective or usable (subject, in the case of the Shelf Registration Statement, to the exceptions set forth in the Exchange and Registration Rights Agreement) in connection with resales of Initial Notes or Exchange Notes in accordance with and during the periods specified in Sections 2 and 3 of the Exchange and Registration Rights Agreement (each such event referred to in clauses (i) through (iv), a “Registration Default”), Special Interest, as defined in the Exchange and Registration Rights Agreement (“Special Interest”) will accrue on the Initial Notes and the Exchange Notes from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. Special Interest will accrue at a rate equal to 0.25% per annum of the aggregate principal amount of the Notes during the 90-day period immediately following the occurrence of any Registration Default and shall increase by 0.25% per annum for each subsequent 90-day period during which such Registration Default continues, but in no event shall such Special Interest exceed 1.00% per annum.
9. Denominations; Transfer; Exchange
     The Notes are in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
10. Persons Deemed Owners
     The registered Holder of this Note may be treated as the owner of it for all purposes.
11. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
12. Discharge and Defeasance
     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.

13. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to release Guarantors when permitted by the Indenture, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder, to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section in the Company’s offering circular dated October 19, 2009, relating to the initial offering of the Notes, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.
14. Defaults and Remedies
     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.
     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.
15. Trustee Dealings with the Company
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.
16. No Recourse Against Others
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of the Company or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability.
17. Guarantees
     This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
18. Governing Law

     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
19. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
20. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/GIM/A (= Uniform Gift to Minors Act).
21. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:
TERRA CAPITAL, INC.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
Attention: Chief Financial Officer

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

(Signature must be guaranteed)
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
     In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the Commission of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) covering resales of this Security (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) one year from the Issue Date, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer:
[Check One]
(1) ☐	to the Company or a subsidiary thereof; or

(2) ☐	pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

(3) ☐	to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

(4) ☐	outside the United States to a “foreign person” in compliance with Rule 904 of Regulation S under the Securities Act of 1933, as amended; or

(5) ☐	pursuant to the exemption from registration provided by Rule 144 under the Securities Act of 1933, as amended; or

(6) ☐	pursuant to an effective registration statement under the Securities Act of 1933, as amended; or

(7) ☐	pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended;
and unless the box below is checked, the undersigned confirms that such Note is not being transferred to an “affiliate” of the Company as defined in Rule 144 under the Securities Act of 1933, as amended (an “Affiliate”):
☐	The transferee is an Affiliate of the Company.
     Unless one of the items is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if item (3), (4), (5) or (7) is checked, the Company or the Trustee may require, prior to registering any such transfer of the Notes, in their sole discretion, such written legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended.
     If none of the foregoing items are checked, the Trustee or Registrar shall not be obligated to register this Security in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.6 of the Indenture shall have been satisfied.

Date:	Your Signature:

(Sign exactly as name appears on the other side of this Note)

Signature Guarantee:

(Signature must be guaranteed)
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.
     TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED
     The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

NOTICE: To be executed by an executive officer

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, check the box: ☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, state the amount: $

Date:	Your Signature:

(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:

(Signature must be guaranteed)
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT B
[FACE OF NOTE]
CUSIP: ________
TERRA CAPITAL, INC.
7.75% SENIOR NOTES DUE 2019

No.___	$__________
     TERRA CAPITAL, INC., a Delaware corporation (the “Company”), promises to pay to Cede & Co., or registered assigns, the principal sum of           ($          ) Dollars on November 1, 2019.
     Interest Payment Dates: May 1 and November 1.
     Record Dates: April 15 and October 15.
     Additional provisions of this Note are set forth on the reverse side of this Note.
     IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by a duly authorized officer.

TERRA CAPITAL, INC.
By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF
AUTHENTICATION
     U.S. Bank National Association, as Trustee, certifies that this is one of the Notes referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

Authorized Signatory

Date of Authentication:

[REVERSE OF NOTE]
7.75% SENIOR NOTES DUE 2019
1. Interest
     TERRA CAPITAL, INC., a Delaware corporation (such entity, and its successors and assigns under the Indenture, the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on May 1 and November 1 of each year, commencing May 1, 2010. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from October 26, 2009. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at 1% per annum in excess of the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.
2. Method of Payment
     The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the record date immediately preceding the interest payment date even if Notes are canceled on registration of transfer or registration of exchange (including pursuant to an Exchange Offer (as defined in the Exchange and Registration Rights Agreement)) after the record date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts (“U.S. Legal Tender”). However, the Company may pay principal and interest by its check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder’s registered address.
3. Paying Agent and Registrar
     Initially, U.S. Bank National Association, a national banking corporation (the “Trustee”), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company may act as Paying Agent, Registrar, co-Registrar or transfer agent.
4. Indenture
     The Company issued the Notes under an Indenture dated as of October 26, 2009 (the “Indenture”), among the Company, the Guarantors party thereto and the Trustee. This Note is one of a duly authorized issue of Exchange Notes of the Company designated as its 7.75% Senior Notes due 2019 (the “Exchange Notes”). The Notes include the Initial Notes and the Exchange Notes (as defined in the Indenture) issued in exchange for the Initial Notes pursuant to the Exchange and Registration Rights Agreement. The Initial Notes and the Exchange Notes are treated as a single class of Notes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. § 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms. Any conflict between this Note and the Indenture will be governed by the Indenture.
     The Notes are senior obligations of the Company limited to $600,000,000 aggregate principal amount (subject to Section 2.7 of the Indenture). The Indenture imposes certain limitations on the ability of Parent and its Restricted Subsidiaries to incur Indebtedness, create Liens, pay dividends on or repurchase Capital Stock of Parent and its Affiliates, make investments, sell Assets, enter into transactions with Affiliates, limit dividends or other distributions from Restricted Subsidiaries, enter into Sale and Leaseback Transactions, engage in other businesses or merge, consolidate or transfer all or substantially all of the assets of Parent and its Restricted Subsidiaries.
     To guarantee the due and punctual payment of the principal, premium and interest, if any, on the Notes and all other amounts payable by the Company under the Indenture and the Notes when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Notes and the Indenture, the Guarantors have unconditionally guaranteed the obligations of the Company under the Indenture and the Notes on a senior basis pursuant to the terms of the Indenture.

5. Optional Redemption
     (a) At any time prior to November 1, 2014, the Company may redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first class mail to the registered address of each holder of Notes or otherwise delivered in accordance with the procedures of DTC, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest to, the date of redemption (the “Redemption Date”), subject to the rights of the holders of record on the relevant record date to receive interest due on the relevant interest payment date.
     (b) Thereafter, the Notes will be redeemable at the option of the Company, in whole or in part, at any time on or after November 1, 2014, at the redemption prices (expressed as a percentage of principal amount) set forth below, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve month period beginning on November 1 of the years indicated below:

Year	Redemption Price
2014	103.875%
2015	102.583%
2016	101.292%
2017 and thereafter	100.000%
     (c) Notwithstanding the foregoing, at any time on or prior to November 1, 2012, the Company may at its option on any one or more occasions redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 107.750% of the principal amount, plus accrued and unpaid interest to the redemption date, with the Net Cash Proceeds of one or more Equity Offerings; provided that:
     (1) at least 65% of the aggregate principal amount of Notes issued under this Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by Parent and its Subsidiaries); and
     (2) the redemption occurs within 90 days of the date of the closing of such Equity Offering.
     (d) Any redemption pursuant to this Paragraph 5 shall be made pursuant to the provisions of Sections 3.1 through 3.6 of the Indenture.
6. Notice of Redemption
     Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at his registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Notes (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Notes (or such portions thereof) called for redemption. If a notice or communication is sent in the manner provided in the Indenture, it is duly given, whether or not the addressee receives it. Failure to send a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.
7. Change of Control
     Upon a Change of Control, each Holder of Notes will have the right to require the Company to purchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of the Notes of such Holder at a purchase price in cash equal to 101% of the principal amount of the Notes to be purchased plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the date fixed for redemption) as provided in, and subject to the terms of, the Indenture.
8. Denominations; Transfer; Exchange
     The Notes are in registered form, without coupons, and in denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture, including any transfer tax or other similar governmental charge payable in connection therewith. The Registrar need not register the transfer of or exchange any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion of the Note not to be redeemed) or any Notes for a period of 15 days before a selection of Notes to be redeemed or 15 days before an interest payment date.
9. Persons Deemed Owners
     The registered Holder of this Note may be treated as the owner of it for all purposes.
10. Unclaimed Money
     If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.
11. Discharge and Defeasance
     Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Notes to redemption or maturity, as the case may be.
12. Amendment, Waiver
     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any past default or noncompliance with any provision may be waived with the consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, the Guarantors and the Trustee may amend the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to comply with Article 5 of the Indenture, to provide for uncertificated Notes in addition to or in place of certificated Notes, to add Guarantees with respect to the Notes, to release Guarantors when permitted by the Indenture, to add additional covenants or surrender rights and powers conferred on the Company, to make any change that does not adversely affect the rights of any Holder, to conform the text of the Indenture, the Guarantees or the Notes to any provision of the “Description of Notes” section in the Company’s offering circular dated October 19, 2009, relating to the initial offering of the Notes, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, the Guarantees or the Notes, or to comply with any request of the SEC in connection with qualifying the Indenture under the TIA.
13. Defaults and Remedies
     If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding may declare all the Notes to be due and payable. Certain events of bankruptcy or insolvency are Events of Default which will result in the Notes being due and payable immediately upon the occurrence of such Events of Default.

     Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes unless it is offered reasonable indemnity or security. Subject to certain limitations, Holders of a majority in principal amount of the Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing Default (except a Default in payment of principal or interest) if and so long as a committee of its trust officers determines that withholding notice is in the interest of the Holders.
14. Trustee Dealings with the Company
     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or any of its Affiliates and may otherwise deal with the Company or any of its Affiliates with the same rights it would have if it were not Trustee.
15. No Recourse Against Others
     No recourse for the payment of the principal of, premium, if any, or interest on any of the Notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company or any Guarantor in the Indenture, or in any of the Notes or Guarantees or because of the creation of any Indebtedness represented hereby and thereby, shall be had against any incorporator, stockholder, officer, director, employee, agent or controlling person of the Company or any of its Subsidiaries. Each Holder, by accepting a Note, waives and releases all such liability.
16. Guarantees
     This Note will be entitled to the benefits of certain Guarantees, if any, made for the benefit of the Holders. Reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and obligations thereunder of the Guarantors, the Trustee and the Holders.
17. Governing Law
     The Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflict of laws to the extent that the application of the laws of another jurisdiction would be required thereby.
18. Authentication
     This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.
19. Abbreviations
     Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with rights of survivorship and not as tenants in common), CUST (= custodian), and U/GIM/A (= Uniform Gift to Minors Act).
20. CUSIP Numbers
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Notes and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

     The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture. Requests may be made as follows:
TERRA CAPITAL, INC.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
Attention: Chief Financial Officer

ASSIGNMENT FORM
     To assign this Note, fill in the form below:
     I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)
and irrevocably appoint _________ agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, check the box: ☐
     If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.8 or 4.13 of the Indenture, state the amount: $

Date: _____________________	Your Signature:
(Sign exactly as your name appears on the other side of the Note)

Signature Guarantee:
(Signature must be guaranteed)
SIGNATURE GUARANTEE
     Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

EXHIBIT C
FORM OF CERTIFICATE OF TRANSFER
TERRA CAPITAL, INC.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
Attention: Chief Financial Officer
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107-2292
     Re: 7.75% Senior Notes due 2019
     Reference is hereby made to the Indenture, dated as of October 26, 2009 (the “Indenture”), among Terra Capital, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     __________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_________ in such Note[s] or interests (the “Transfer”), to ________________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:
[CHECK ALL THAT APPLY]
     1. ☐ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.
     2. ☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and the Restricted Definitive Note and in the Indenture and the Securities Act.
     3. ☐ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):
     (a) ☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;
or
     (b) ☐ such Transfer is being effected to the Company or a subsidiary thereof;
or
     (c) ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;
or
     (d) ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.
     4. ☐ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.
     (a) ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.
     (b) ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

     (c) ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.
     You, the Company, the Trustee and others are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert Name of Transferor]

By:
Name:
Title:

Dated: ____________

ANNEX A TO CERTIFICATE OF TRANSFER
1.	The Transferor owns and proposes to transfer the following:
[CHECK ONE OF (a) OR (b)]
☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP ______), or

(ii)	☐	Regulation S Global Note (CUSIP ______), or

(iii)	☐	IAI Global Note (CUSIP ______); or
(b)	☐	a Restricted Definitive Note.
2.	After the Transfer the Transferee will hold:
[CHECK ONE]
(a)	☐	a beneficial interest in the:
(i)	☐	144A Global Note (CUSIP ______), or

(ii)	☐	Regulation S Global Note (CUSIP ______), or

(iii)	☐	IAI Global Note (CUSIP ______); or

(iv)	☐	Unrestricted Global Note (CUSIP ______); or
(b)	☐	a Restricted Definitive Note; or

(c)	☐	an Unrestricted Definitive Note,
in accordance with the terms of the Indenture.

EXHIBIT D
FORM OF CERTIFICATE FROM
ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR
TERRA CAPITAL, INC.
Terra Centre
600 Fourth Street
P.O. Box 6000
Sioux City, Iowa 51102
Attention: Chief Financial Officer
U.S. BANK NATIONAL ASSOCIATION
60 Livingston Avenue
EP-MN-WS3C
St. Paul, Minnesota 55107-2292
Re:	7.75% Senior Notes due 2019
     Reference is hereby made to the Indenture, dated as of October 26, 2009 (the “Indenture”), among Terra Capital, Inc., as issuer (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
     In connection with our proposed purchase of $________ aggregate principal amount of:
     (a) ☐ a beneficial interest in a Global Note, or
     (b) ☐ a Definitive Note,
     we confirm that:
     1. We have received a copy of the Offering Circular (the “Offering Circular”), dated October 19, 2009, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled “Notice to Investors” of such Offering Circular.
     1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture as described in the Offering Circular and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the “Securities Act”), and all applicable State securities laws.
     2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a “qualified institutional buyer” (as defined therein), (C) to an institutional “accredited investor” (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144 under the Securities Act or (F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any Person purchasing the Definitive Note or beneficial interest in

D-1

a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.
     3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.
     4. We are an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.
     5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional “accredited investor”) as to each of which we exercise sole investment discretion.
     You, the Company, the Trustee and others are entitled to rely upon this certificate and are irrevocably authorized to produce this certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

[Insert Name of Accredited Investor]

By:
Name:
Title:

Dated: _________

D-2

EXHIBIT E
GUARANTEE
     For value received, the undersigned hereby unconditionally guarantees, as principal obligor and not only as a surety, to the Holder of this Note the cash payments in United States dollars of principal of and interest on this Note in the amounts and at the times when due and interest on, the overdue principal of and interest on this Note, if lawful, and the payment or performance of all other obligations of the Company (as defined below) under the Indenture (as defined below) or the Notes, to the Holder of this Note and the Trustee (as defined below), all in accordance with and subject to the terms and limitations of this Note, Article 10 of the Indenture and this Guarantee. This Guarantee will become effective in accordance with Article 10 of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Guarantee shall not be affected by the fact that it is not affixed to any particular Note. Terms used but not defined herein shall have the meanings ascribed to them in the Indenture dated as of October 26, 2009, among TERRA CAPITAL, INC., a Delaware corporation, as the Company (the “Company”), the Guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”), as amended or supplemented from time to time (the “Indenture”).
     The obligations of the undersigned to the Holders of Notes and to the Trustee pursuant to this Guarantee and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates.
     THIS GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW. Each Guarantor hereby agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to this Guarantee.
     This Guarantee is subject to release upon the terms set forth in the Indenture.

E-1

     IN WITNESS WHEREOF, each Guarantor has caused its Guarantee to be duly executed.

Terra Industries Inc.
Beaumont Ammonia Inc.
Beaumont Holdings Corporation
BMC Holdings Inc.
Port Neal Corporation
Terra Capital Holdings, Inc.
Terra Environmental Technologies Inc.
Terra Global Holding Company Inc.
Terra International, Inc.
Terra International (Oklahoma) Inc.
Terra Investment Fund LLC
Terra Investment Fund II LLC
Terra Methanol Corporation
Terra Nitrogen Corporation
Terra Real Estate Corporation
Terra (U.K.) Holdings Inc.
Terra Mississippi Holdings Corp.
Terra Mississippi Nitrogen, Inc.
Terra Houston Ammonia, Inc.
Terra Nitrogen GP Holdings Inc.

By:
Name:
Title:

E-2

EXHIBIT F
FORM OF SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of __________________.
     WHEREAS Terra Capital, Inc. (the “Company”), Terra Industries Inc., a Maryland corporation (“Parent”), certain of Parent’s subsidiaries and U.S. Bank National Association, as trustee, are parties to an Indenture (as such may be amended from time to time, the “Indenture”), dated as of October 26, 2009, relating to the Company’s 7.75% Senior Notes due 2019 (the “Notes”);
     WHEREAS Section 4.5 of the Indenture requires the Company to cause each new Restricted Subsidiary (other than any Foreign Subsidiary) to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Indenture and the Notes.
     NOW, THEREFORE, for good and valuable consideration, the receipt of which is acknowledged, the undersigned hereby agrees to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture. From and after the date hereof, the undersigned shall be a Guarantor for all purposes under the Indenture and the Notes.

F-1

     IN WITNESS WHEREOF, the undersigned has caused this Supplemental Indenture to be duly executed as of the date first above written.

[NEW GUARANTOR]
By:
Name:
Title:

F-2